UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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SCRIPPS NETWORKS INTERACTIVE, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2014

TO THE SHAREHOLDERS OF SCRIPPS NETWORKS INTERACTIVE, INC.

The Annual Meeting of the Shareholders of Scripps Networks Interactive, Inc. (the “Company”) will be held at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on Tuesday, May 13, 2014, at 4:00 p.m., local time, for the following purposes:

1.	to elect 12 directors;

2.	to hold an advisory (non-binding) vote to approve named executive officer compensation (a “say-on-pay vote”); and

3.	to transact such other business as may properly come before the meeting.

The board of directors has set the close of business on March 20, 2014 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting and any adjournment thereof.

If you plan to attend the meeting and need special assistance because of a disability, please contact the corporate secretary’s office.

We are furnishing our proxy materials to you under Securities and Exchange Commission rules that allow companies to deliver proxy materials to their shareholders on the Internet. On or about April 3, 2014, we began mailing a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials on the Internet. The proxy materials include the 2013 Annual Report to Shareholders and the Proxy Statement.

We encourage you to attend the Annual Meeting. However, it is important that your shares be represented whether or not you are personally able to attend. Even if you plan to attend the Annual Meeting, please vote as instructed in the Notice, via the Internet or the telephone as promptly as possible to ensure that your vote is recorded. Alternatively, you may follow the procedures outlined in the Notice to request a paper proxy card to submit your vote by mail. If you attend the meeting and your shares are registered in your name, you may withdraw your proxy at that time and vote your shares in person.

Your proxy is being solicited by the board of directors.

CYNTHIA L. GIBSON

Executive Vice President,

Chief Legal Officer and Corporate Secretary

April 3, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2014.

The Proxy Statement and Annual Report to Shareholders are available without charge at http://www.proxyvote.com

SCRIPPS NETWORKS INTERACTIVE, INC.

9721 Sherrill Blvd.

Knoxville, TN 37932

PROXY STATEMENT

2014 ANNUAL MEETING

May 13, 2014

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Scripps Networks Interactive, Inc., an Ohio corporation (the “Company”), for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”), which will be held on Tuesday, May 13, 2014, at the Company’s headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, at 4 p.m. local time.

The close of business on March 20, 2014, has been set as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our shareholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission, instead of mailing printed copies of those materials to each shareholder. On April 3, 2014, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report to Shareholders. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card or to vote via the Internet or by telephone.

This process is designed to expedite the shareholders receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. Shareholders who would prefer to continue to receive printed proxy materials should follow the instructions included in the Notice of Internet Availability of Proxy Materials.

VOTING PROCEDURES

On March 20, 2014, the Company had outstanding 109,622,647 Class A Common Shares, $.01 par value per share (“Class A Common Shares”), and 34,317,171 Common Voting Shares, $.01 par value per share (“Common Voting Shares”). Holders of Class A Common Shares are entitled to elect the greater of three or one-third of the directors of the Company but are not entitled to vote on any other matters except as required by Ohio law. Holders of Common Voting Shares are entitled to elect all remaining directors and to vote on all other matters requiring a vote of shareholders. Each Class A Common Share and Common Voting Share is entitled to one vote upon matters on which such class of shares is entitled to vote. Holders of Class A Common Shares and Common Voting Shares do not have cumulative voting.

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding Class A Common Shares is necessary for the election of the four directors to be elected by the holders of the Class A Common Shares and the presence, in person or by proxy, of the holders of a majority of the outstanding Common Voting Shares is necessary for any other action to be taken at the meeting.

The presence of any shareholder at the meeting will not operate to revoke his or her proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by giving written notice to the Company or in open meeting.

Abstentions will be treated as present at the meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter (other than the election of directors) and, therefore, will have the same effect as a vote against the matter.

Broker non-votes also will be treated as present at the meeting for purposes of establishing a quorum for the meeting, but will not be treated as shares present for purposes of the vote on the particular matter. Accordingly, broker non-votes will have no effect on the matter unless the matter must be approved by a specified percentage of the outstanding shares or the outstanding shares of a particular class (in which event broker non-votes will have the same effect as a vote against the matter). A broker “non-vote” occurs when a broker or other nominee does not vote shares on a particular matter because the broker or nominee does not have discretionary voting power for the particular matter and has not received voting instructions from the beneficial owner of the shares.

If you are a shareholder of record (i.e., you directly hold your shares through an account with our transfer agent, Wells Fargo), you can vote using one of the methods described below. If you are a beneficial owner (i.e., you indirectly hold your shares through a nominee such as a bank or broker), you can vote using the methods provided by your nominee.

VOTE BY INTERNET http://www.proxyvote.com Have your 12-Digit Control Number (printed in the box marked by the arrow on the notice or proxy card) and follow the instructions.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.

TO REQUEST A PAPER OR E-MAIL COPY

If you want to receive a paper or email copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY EMAIL*: sendmaterial@proxyvote.com

*  If requesting materials by email, please send a blank email with your 12-Digit Control Number in the subject line (your Control Number can be found in the box marked by the arrow on the notice or proxy card). Requests, instructions and other inquiries sent to this email address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 29, 2014 to facilitate timely delivery.

PROPOSAL 1

Election of Directors

A board of 12 directors is to be elected, four by the holders of Class A Common Shares voting separately as a class and eight by the holders of Common Voting Shares voting separately as a class. In the election, the nominees receiving the greatest number of votes will be elected.

Each proxy for Class A Common Shares executed and returned by a holder of such shares will be voted for the election of the four directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Each proxy for Common Voting Shares executed and returned by a holder of such shares will be voted for the election of the eight directors hereinafter shown as nominees for such class of shares, unless otherwise indicated on such proxy. Although the board of directors does not contemplate that any of the nominees hereinafter named will be unavailable for election, in the event that any such nominee is unable to serve, the proxies will be voted for the remaining nominees and for such other person(s), if any, as the board of directors may propose.

REPORT ON THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The following table sets forth certain information as to each of the nominees for election to the board of directors.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Nominees for Election by Holders of Class A Common Shares

Jarl Mohn(1)	62	2008	Trustee of the Mohn Family Trust since September 1991, Interim CEO at MobiTV (converged media platform) from May 2007 to October 2007; President and Chief Executive Officer of Liberty Digital, Inc. (a media company) from January 1999 to March 2002; President and CEO of E! Entertainment Television (a network with programming dedicated to the world of entertainment) from January 1990 to December 1998.
			Mr. Mohn brings more than forty years experience in the media industry through his prior positions as Chief Executive Officer of several major media companies. Additionally, he has 25 years experience in the cable TV industry. He is known for his vast and extensive industry knowledge, innovative thinking and expertise as well as a thorough understanding of the challenges and opportunities faced by the Company. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge of the Company.

Nicholas B. Paumgarten(2)	67	2008	Chairman, Corsair Capital LLC (an investment firm) since March 2006; Managing Director of J.P. Morgan Chase and Chairman of J.P. Morgan Corsair II Capital Partners L.P. (an investment banking firm and an investment fund) from February 1992 to March 2006.
			Mr. Paumgarten has extensive financial industry experience and brings both financial services and corporate governance perspective to the Company as the current Chairman of Corsair Capital, a former Managing Director of J.P. Morgan Chase, and the former Chairman of J.P. Morgan Corsair II Capital Partners L.P. His prior service as a director of The E. W. Scripps Company provided him with institutional knowledge and expertise in the media industry.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
Jeffrey Sagansky(3)	61	2008	President of Silver Eagle Acquisition Corp. since July 2013; Chairman of Hemisphere Media Capital (a private film and TV finance company) since 2011; Former President of Global Eagle Acquisition Corp. (a special purpose acquisition company) from 2011 to
			February 2013; former Chairman of RHI Entertainment, LLC (a producer and distributor of long-form television content) from February 2009 to December 2010; Former Chairman of Elm Tree Partners, LLC (a capital project fund and financing company) from January 2007 to December 2010.
			Mr. Sagansky brings more than thirty-five years of experience managing television operations and investing in television distribution and production companies, which enables him to provide critical insights into the media industry and how best to position the Company for success. He also holds an MBA from Harvard Business School. From his long-term experience in the media industry, he brings expertise and industry knowledge to the board. Also, as a former director of The E. W. Scripps Company, he brings historical knowledge of the Company and its strengths, challenges and opportunities.
Ronald W. Tysoe(4)	60	2008	Senior Advisor of Perella Weinberg Partners LP (a global, independent advisory and asset management firm) from October 2006 to September 2007; Vice Chairman of Federated Department Stores, Inc. (now Macy’s Inc., a retail organization operating stores and Internet websites) from April 1990 to October 2006.
			Mr. Tysoe brings significant experience in accounting and finance, including serving on a number of audit committees of public companies and as a former Chief Financial Officer of a large public company. Mr. Tysoe is an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act. Additionally, he served as a director of The E. W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Nominees for Election by Holders of Common Voting Shares

Gina L. Bianchini	41	2012	Founder and CEO of Mighty Software, Inc. (provider of social software solutions) since September 2010. CEO of Ning, Inc. (platform for creating social websites) from 2004 to March 2010. Co-Founder and President of Harmonic Communications (an advertising tracking, measurement, and optimization software company) from March 2000 to July 2003.
			Ms. Bianchini’s expertise, vision and creativity in the rapidly evolving world of social networking make her uniquely qualified to serve the Company. Her valuable insight and guidance will benefit the Company as it develops new interactive businesses and explores opportunities to create and deliver our brand of lifestyle content on innovative digital platforms.
Michael R. Costa	56	2009	Former Head of Mergers and Acquisitions and Vice Chairman of Investment Banking, Cowen and Company (a diversified financial services firm) from 2010–2011. Former Managing Director, Global Markets and Investment Banking/Mergers and Acquisitions of Merrill Lynch & Co. (provider of wealth management, securities trading and sales, corporate finance and investment banking services) from 1989 through 2008.
			Mr. Costa brings more than twenty years of finance/investment banking experience to the board of directors. He also holds a law degree. His prior work experience includes serving as a financial advisor to numerous corporations/boards of directors in the media and communications industries in connection with mergers, acquisitions and corporate restructurings.
David A. Galloway(5)	70	2008	President and Chief Executive Officer of Torstar Corporation (a media company listed on the Toronto Stock Exchange) from 1988 until his retirement in May 2002.
			Mr. Galloway brings over twenty years of media industry experience to the Company. His previous role as Chief Executive Officer provides him with knowledge, experience and insight into various budget issues as well as oversight, governance and management of large organizations. He holds an MBA from Harvard Business School and has extensive business experience and leadership skills. Additionally, he served on the board of directors of The E. W. Scripps Company, which provided him with institutional knowledge and insight into the challenges and opportunities of the Company.

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years

Kenneth W. Lowe	64	2008	Chairman, President and Chief Executive Officer of the Company since July 2008. President and Chief Executive Officer of The E. W. Scripps Company (a media company) from October 2000 to June 2008. President and Chief Operating Officer from January 2000 to September 2000 of The E. W. Scripps Company.
			From his service as the current Chairman, President and Chief Executive Officer of the Company and his prior service as President and Chief Executive Officer and Chief Operating Officer of The E. W. Scripps Company, Mr. Lowe brings deep institutional knowledge and perspective regarding the Company’s strengths, challenges and opportunities. He possesses extensive public company and media industry experience.

Richelle P. Parham	46	2012	Chief Marketing Officer of eBay Marketplaces, North America (Ecommerce company) since 2010. Head of Global Marketing Innovation and Head of Global Marketing Services for Visa, Inc. (credit card company) from 2008 to 2010. Senior Vice President and General Manager of Digitas (an integrated advertising agency) from 1994 to 2007.
			Ms. Parham has more than 20 years of global marketing experience. Her experience developing strategies that deliver strong return on marketing investments becomes increasingly important as we create lifestyle content services for consumers on emerging interactive media platforms.
Mary McCabe Peirce(6)(7)	65	2008	Mrs. Peirce brings institutional knowledge to the Company through her service as a trustee of The Edward W. Scripps Trust and as a director of The E. W. Scripps Company. As a result of her service, she has a thorough understanding of the Company’s history and vision.
Nackey E. Scagliotti(7)	68	2008	Former Chairman of The E. W. Scripps Company from 2009 to 2013; Former Chairman of the Board of Directors from May 1999 to December 2008 and Assistant Publisher from 1996 to May 1999 of The Union Leader Corporation (New Hampshire publisher of daily, Sunday and weekly newspapers). Former President (1999 to 2003) and Publisher (1999 to 2000) of Neighborhood Publications, Inc. (New Hampshire publisher of weekly newspapers).

Name	Age	Director Since	Principal Occupation or Occupation/Business Experience for Past Five Years
			Mrs. Scagliotti brings institutional knowledge to the Company through her service as a trustee of The Edward W. Scripps Trust and as former Chairman of The E. W. Scripps Company.
Wesley W. Scripps(7)	31		Founder and owner of Forlio Designs LLC (a web design firm) since 2008.
			Mr. Scripps’ experience in owning and operating a web design firm provides real-time, valuable insight and guidance to the Company as it develops new interactive businesses and promotes its brands on various platforms.

(1)	Mr. Mohn is a director of comScore (an internet and media measurement company), Fan TV (a video discovery device), Rubicon Project (a private web real time ad trading company) and Playdek (a mobile game developer). He was previously a director of CNET, XM Satellite Radio Holdings, Inc. and Ntro.

(2)	Mr. Paumgarten is a director of Sparta Insurance (an insurance company) and Kyobo Life Insurance Co., Ltd. (a Korean private company). He was previously a director of Compucredit and Post Properties, Inc.

(3)	Mr. Sagansky is a managing partner in Hemisphere Media Capital (a private film and TV finance company), a director of Global Eagle Entertainment, Inc. (an airline supplier of entertainment to the worldwide airline business) and a director of Starz (a pay cable operator). He was previously a director of RHI Entertainment and American Media.

(4)	Mr. Tysoe is a director of Canadian Imperial Bank of Commerce, Cintas Corporation (a company providing specialized services, including uniform programs and other products, to businesses), J. C. Penney Company, Inc. (an apparel and home furnishing retailer) and Taubman Centers, Inc. (a real estate company that owns and operates regional shopping centers). He was previously a director of NRDC Acquisition Corporation, Ohio Casualty Corporation and Pzena Investment Management, Inc.

(5)	Mr. Galloway is a director of Toromont Industries (a Caterpillar machinery dealer). He was previously chair of Bank of Montreal and a director of Shell Canada, Cognos Inc. and Abitibi Consolidated. He was chair of Hospital for Sick Children in Toronto from 2002-2005 and on the board for thirteen years.

(6)	Mrs. Peirce is a director of The E. W. Scripps Company (a media company with interests in television stations, newspapers and local news and information Web sites).

(7)	Mrs. Peirce and Mrs. Scagliotti are first cousins. Mr. Scripps is a nephew to Mrs. Peirce and Mrs. Scagliotti.

REPORT ON THE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to persons known to management to be the beneficial owners, as of January 31, 2014, unless indicated otherwise in the footnotes below, of more than 5 percent of the Company’s outstanding Class A Common Shares or Common Voting Shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown therein as being beneficially owned by them.

	Total Shares to be Beneficially Owned		Percentage of Total(1)
Name and Address of Beneficial Owner	Class A Common Shares	Common Voting Shares	Class A Common Shares	Common Voting Shares
GREATER THAN FIVE PERCENT SHAREHOLDERS
Signatories to Scripps Family Agreement(2)	—	31,533,112	—	91.9%
c/o Bruce W. Sanford, Esq. Baker & Hostetler LP Washington Square, Suite 1100 1050 Connecticut Avenue, NW Washington, DC 20036-5304
Miramar Fiduciary Corporation(3)	9,419,121	—	8.4%	—
100 West Liberty Street, 10th Floor Reno, Nevada 89501
The Vanguard Group(4)	5,987,506	—	5.3%	—
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	Percentage of class is based on 111,972,476 Class A Common Shares and 34,317,171 Common Voting Shares outstanding as of January 31, 2014. Subject to the Scripps Family Agreement, each Common Voting Share is convertible at no cost and at any time into one Class A Common Share.

(2)	Certain descendants of Robert P. Scripps, descendants of John P. Scripps, certain trusts of which descendants of John P. Scripps or Robert P. Scripps are trustees or beneficiaries and an estate of a descendent of Robert P. Scripps are signatories to the Scripps Family Agreement, which governs the transfer and voting of all Common Voting Shares held by such signatories. The information in the table and this footnote is based on Amendment No. 2 to a Schedule 13D filed with the SEC on September 20, 2013 by the signatories to the Scripps Family Agreement. The signatories to the Scripps Family Agreement report shared voting power with each other with respect to the Common Voting Shares shown in the table because such shares will be voted as instructed by a vote conducted in accordance with the procedures set forth in the Scripps Family Agreement. The shares shown in the table do not include 1,604,000 Common Voting Shares held by two signatories to the Scripps Family Agreement as co-guardians for a minor which are not subject to the Scripps Family Agreement or 801,999 Common Voting Shares which may be deemed to be beneficially owned by another signatory to the Scripps Family Agreement as advisor to minors trusts, which also are not subject to the Scripps Family Agreement.

The signatories to the Scripps Family Agreement also report that they individually beneficially own, in the aggregate, an additional 23,200,423 Class A Common Shares (20.8% of the outstanding Class A Common Shares), including an additional 29,192 Class A Common Shares, 51,683 Class A Common Shares, 34,272 Class A Common Shares and 34,272 Class A Common Shares, respectively, that Mary McCabe Peirce and Nackey Scagliotti (each of whom is a director of the Company), Edward W. Scripps, Jr. and Paul K. Scripps have the right to acquire within 60 days pursuant to outstanding stock options and restricted share units. Also includes 1,638,108 Class A Common Shares which may be deemed to be beneficially owned by two signatories to the Scripps Family Agreement in their capacity as co-guardians for a minor and 819,054 Class A Common Shares which may be deemed to be beneficially owned by another signatory to the Scripps Family Agreement in her capacity as an advisor to minors trusts. None of the Class A Common Shares are subject to the Scripps Family Agreement.

If the Scripps Family Agreement is not considered, none of the signatories of the Scripps Family Agreement currently beneficially owns more than 5% of the Company’s outstanding Class A Common Shares or Common Voting Shares, other than: (i) Mary McCabe Peirce and Elizabeth A. Logan, each of whom beneficially owns 2,406,000 Common Voting Shares (7 percent of the outstanding Common Voting Shares), including 1,604,000 Common Voting Shares as to which they may be deemed to share beneficial ownership as co-guardians on behalf of a minor (which are not subject to the Scripps Family Agreement), and (ii) Virginia S. Vasquez and Rebecca Scripps Brickner, each of whom beneficially owns 2,406,000 Common Voting Shares (7 percent of the outstanding Common Voting Shares), including shares held by the Estate of Robert P. Scripps, Jr., of which they are co-executors (all of which are subject to the Scripps Family Agreement).

The signatories to the Scripps Family Agreement filing the Amendment No. 2 to Schedule 13D were Virginia S. Vasquez, Rebecca Scripps Brickner, Estate of Robert P. Scripps, Jr., Edward W. Scripps, Jr., Corina S. Granado, Jimmy R. Scripps, Mary Ann S. Sanchez, Margaret E. Scripps (Klenzing), William H. Scripps, Marilyn J. Scripps (Wade), Adam R. Scripps, William A. Scripps, Gerald J. Scripps, Charles E. Scripps, Jr., Eli W. Scripps, Jonathan L. Scripps, Peter M. Scripps, Barbara Victoria Scripps Evans, Molly E. McCabe, John P. Scripps Trust FBO Peter M. Scripps U/A dated 2/10/77, John P. Scripps Trust FBO Paul K. Scripps U/A dated 2/10/77, John P. Scripps Trust Exempt Trust U/A dated 2/10/77, John P. Scripps Trust FBO Barbara Scripps Evans U/A dated 2/10/77, John Peter Scripps 1983 Trust, The Marital Trust of the La Dow Family Trust, Anne M. La Dow Trust U/A dated 10/27/2011, The La Dow Family Trust U/A dated 6/29/2004, John P. Scripps Trust FBO John Peter Scripps U/A dated 12/28/84, John P. Scripps Trust FBO Ellen McRae Scripps U/A dated 12/28/84, John P. Scripps Trust FBO Douglas A. Evans U/A dated 12/24/84, Douglas A. Evans 1983 Trust, Ellen McRae Scripps 1983 Trust, Victoria S. Evans Trust U/A dated 5/19/2004, Peter M. Scripps Trust U/A Dated 11/13/2002, Paul K. Scripps Family Revocable Trust U/A dated 2/7/1994, Thomas S. Evans Irrevocable Trust U/A dated 11/13/2012, Thomas S. Evans, Douglas A. Evans, Julia Scripps Heidt, Paul K. Scripps, Charles Kyne McCabe, Peter R. La Dow, J. Sebastian Scripps, Anne M. La Dow, Wendy E. Scripps, Nackey E. Scagliotti, Cynthia J. Scripps, Edith L. Tomasko, Mary Peirce, Elizabeth A. Logan, Eva Scripps Attal, John P. Scripps, Eaton M. Scripps, Megan Scripps Tagliaferri, Ellen McRae Scripps, Careen Cardin and Cody Dubuc. Since Amendment No. 2 to Schedule 13D was filed with the SEC, to the knowledge of the Company, the following transferees of Common Voting Shares from signatories to the Scripps Family Agreement also have become parties to the Scripps Family Agreement: Kathy Scripps, Sam D.F. Scripps, Welland H. Scripps, William A. Scripps, Jr., Wesley W. Scripps, John Peter Scripps 2013 Revocable Trust dated December 20, 2013 and R. Michael Scagliotti.

(3)	This information is based on a Schedule 13G filed with the SEC by Miramar Fiduciary Corporation on September 20, 2013. According to the filing, Miramar Fiduciary Corporation has sole voting and dispositive power with respect to these Class A Common Shares, which are held by several grantor retained annuity trusts of which it serves as independent trustee.

(4)	This information is based on a Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2014. According to the filing, The Vanguard Group holds sole voting power with respect to 170,875 Class A Common Shares, sole dispositive power with respect to 5,826,831 Class A Common Shares and shared dispositive power with respect to 160,675 Class A Common Shares.

The Scripps Family Agreement

General.    The Edward W. Scripps Trust (the “Trust”), the former controlling shareholder of the Company, ended on October 18, 2012 upon the death of Robert P. Scripps, a grandson of the founder. He was the last of Edward W. Scripps’ grandchildren upon whom the duration of the Trust was based.

Certain beneficiaries of the Trust and certain members of the John P. Scripps family and trusts for their benefit, are signatories to the Scripps Family Agreement that governs the transfer and voting of Common Voting Shares. On January 28, 2013, the Company filed with the SEC a Report on Form 8-K reporting a change in control of the Company as a result of an order issued by the Court of Common Pleas, Probate Division, Butler County, Ohio directing that the trustees of the Trust vote the Common Voting Shares held by the Trust prior to distribution as instructed by a vote conducted in accordance with the Scripps Family Agreement.

On March 14, 2013, the Trust distributed to the beneficiaries of the Trust, other than three beneficiaries who are minors, 31,943,106 Class A Common Shares and 31,277,999 Voting Common Shares held by the Trust pursuant to the terms of the Trust for no consideration. The remaining 819,091 Class A Common Shares and 801,999 Voting Common Shares held by the Trust (other than 37 Class A Common Shares that were sold in the market so that no fractional shares were distributed) were distributed on September 20, 2013 to trusts established for the purpose of holding the shares on behalf of the three minor beneficiaries of the Trust. One of the signatories to the Scripps Family Agreement was appointed as a trust advisor with respect to the transfer and voting of such shares.

As of March 14, 2013, the provisions of the Scripps Family Agreement fully govern the transfer and voting of the Common Voting Shares held by the signatories to the Scripps Family Agreement. The three minors’ trusts are not parties to the Scripps Family Agreement, and they may or may not become a party in the future. The signatory to the Scripps Family Agreement who was appointed as trust advisor with respect to the shares to be held by the minors’ trusts may be deemed to have beneficial ownership of those shares, but unless the minor’s trust becomes a party, it will not be bound by the Scripps Family Agreement with respect to those shares.

Voting Provisions of the Scripps Family Agreement.    Section 9 of the Scripps Family Agreement provides that the Company will call a meeting of the signatories to the agreement prior to each annual or special meeting of the shareholders of the Company. At each of these meetings, the Company will discuss with the signatories to the agreement, each matter, including election of directors, that the Company will submit to the holders of Common Shares at the annual meeting or special meeting with respect to which the meeting under the agreement has been called. Each signatory to the agreement is entitled, either in person or by proxy, to cast one vote for each Common Voting Share owned of record or beneficially by the signatory on each matter brought for a vote at the meeting. Each signatory to the agreement is bound by the decision reached by majority vote with respect to each such matter, and at the related annual or special meeting of the shareholders of the Company each signatory to the agreement is required to vote the signatory’s Common Voting Shares in accordance with the decisions reached at the meeting of the signatories.

The signatories to the Scripps Family Agreement have informed the Company that at a March 12, 2014 meeting of the signatories held pursuant to the Scripps Family Agreement, the signatories approved election of the eight director nominees to be voted on by the holders of Common Voting Shares and approved Proposal 2. Accordingly, based on such approval, the signatories have informed the Company that they will vote the Common Voting Shares held of record by them in favor of such nominees and for Proposal 2 at the annual meeting of shareholders.

Transfer Restrictions of the Scripps Family Agreement.    No signatory to the Scripps Family Agreement is permitted to dispose of any Common Voting Shares (except as otherwise summarized below) without first giving other signatories and the Company the opportunity to purchase the shares. Signatories are not able to convert Common Voting Shares into Class A Common Shares except for a limited period of time after giving other signatories and the Company the opportunity to purchase and except in certain other limited circumstances.

Signatories are permitted to transfer Common Voting Shares to their lineal descendants or trusts for the benefit of such descendants, or to any trust for the benefit of the spouse of such descendant or any other person or entity. Descendants to whom the shares are sold or transferred outright, and trustees of trusts into which such shares are transferred, must become parties to the Scripps Family Agreement or the shares will be deemed to be offered for sale pursuant to the Scripps Family Agreement. Signatories also are permitted to transfer Common Voting Shares by testamentary transfer to their spouses provided the shares are converted to Class A Common Shares and to pledge the shares as collateral security provided that the pledgee agrees to be bound by the terms of the Scripps Family Agreement. If title to any such shares subject to any trust is transferred to anyone other than a descendant of Robert P. Scripps or John P. Scripps, or if a person who is a descendant of Robert P. Scripps or John P. Scripps acquires outright any such shares held in trust but is not or does not become a party to the Scripps Family Agreement, such shares shall be deemed to be offered for sale pursuant to the Scripps Family Agreement. Any valid transfer of Common Voting Shares made by signatories to the agreement without compliance with the agreement will result in automatic conversion of such shares to Class A Common Shares.

Duration of the Scripps Family Agreement.    The provisions restricting transfer of Common Voting Shares under the Scripps Family Agreement will continue until 21 years after the death of the last survivor of the descendants of Robert P. Scripps and John P. Scripps alive when the Trust terminated. The provisions of the Scripps Family Agreement governing the voting of Common Voting Shares will be effective for a 10-year period after termination of the Trust and may be renewed for additional 10-year periods.

Beneficial Ownership by Executive Officers and Directors

The following table sets forth certain information with respect to the beneficial ownership of Class A Common Shares and Common Voting Shares by the Company’s executive officers and directors as of January 31, 2014.*

Name of Beneficial Owner:	Class A Common Shares(1)	Exercisable Options(2)	Vested Restricted Stock Units(3)	Total Class A Common Shares(4)	Common Voting Shares(1)	Percentage of Total(1)
						Class A Common Shares	Common Voting Shares
Gina L. Bianchini	1,500	8,933	1,138	11,571	0	*	*
John H. Burlingame	10,383	45,881	1,138	57,402	0	*	*
Michael R. Costa	4,825	33,029	1,138	38,992	0	*	*
David A. Galloway	2,000	33,029	1,138	36,167	0	*	*
Cynthia L. Gibson	12,511	25,563	3,083	41,157	0	*	*
Mark S. Hale	4,815	76,924	7,039	88,778	0	*	*
Burton F. Jablin	807	12,775	1,940	15,522	0	*	*
Kenneth W. Lowe	187,401	841,235	39,008	1,067,644	0	*	*
Jarl Mohn(5)	20,162	33,029	1,138	54,329	0	*	*
Joseph G. NeCastro	28,490	167,486	39,308	235,284	0	*	*
Richelle P. Parham	1,500	8,933	1,138	11,571	0	*	*
Nicholas B. Paumgarten(6)	19,531	61,298	1,138	81,967	0	*	*
Mary M. Peirce(7)	2,053,713	33,029	1,138	2,087,880	33,137,112	1.86%	96.6%
Jeffrey Sagansky	13,580	8,933	1,138	23,651	0	*	*
Nackey E. Scagliotti(7)	835,845	50,165	1,138	887,148	31,533,112	*	91.9%
Dennis W. Shuler	0	0	0	0	0	*	*
Ronald W. Tysoe	1,500	18,458	1,138	21,096	0	*	*
All directors & executive	3,213,492	1,518,729	109,500	4,841,721	33,137,112	2.87%	96.6%
officers as a group (22 persons)

*	Shares owned represent less than 1% of the outstanding shares of such class of stock.

(1)	The shares listed for each of the officers and directors represent his or her direct or indirect beneficial ownership of Class A Common Shares and Common Voting Shares.

(2)	The shares listed for each of the executive officers and directors include Class A Common Shares underlying exercisable options at January 31, 2014 and options that will be exercisable within 60 days after January 31, 2014 and options that will vest upon retirement.

(3)	The shares listed for each of the executive officers and directors includes Class A Common Shares underlying restricted stock units at January 31, 2014 and restricted stock units that will be vested within 60 days of January 31, 2014 and restricted stock units that will vest upon retirement.

(4)	The shares listed do not include the balances held in any of the directors’ phantom share accounts that are the result of an election to defer compensation under the 2008 Deferred Compensation Plan for Directors. None of the shares listed for any officer or director is pledged as security for any obligation, such as pursuant to a loan arrangement or agreement or pursuant to any margin account agreement.

(5)	The shares for Mr. Mohn include 100 shares held in an S corporation that is 100 percent controlled by The Mohn Family Trust.

(6)	The shares listed for Mr. Paumgarten include 1,700 shares owned by his wife. Mr. Paumgarten disclaims beneficial ownership of such shares.

(7)	The shares listed for Mrs. Peirce include 1,638,108 Class A Shares and 1,604,000 Common Voting Shares held as co-guardian on behalf of a minor trust beneficiary. Mrs. Peirce and Mrs. Scagliotti are signatories to the Scripps Family Agreement. See “The Scripps Family Agreement” and footnote (2) to the preceding table.

REPORT ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

2013 Board Meetings

During 2013, the board of directors held four regularly scheduled meetings and eight special meetings. All directors attended at least 75 percent of the meetings of the board and of the committees on which they served during the year ended December 31, 2013.

Executive Sessions of Directors

Executive sessions of non-management directors are held regularly. A lead director selected by the board of directors or another non-management director selected by the board of directors at the time of the meeting presides at each of these meetings. Nicholas B. Paumgarten currently is serving as the lead director.

Committee Charters

The charters of the audit, compensation and nominating and governance committees are available for review on the Company’s website at www.scrippsnetworksinteractive.com by first clicking on “Investors,” and then “Corporate Governance,” and then on each committee’s name. Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932.

Committees of the Board of Directors

Executive Committee.    Kenneth W. Lowe, Chair, Nicholas B. Paumgarten and Nackey E. Scagliotti are the members of the executive committee. The board of directors may delegate authority to the executive committee to exercise certain powers of the board of directors in the management of the business and affairs of the Company between board of directors meetings.

Audit Committee.    Ronald W. Tysoe, Chair, Michael R. Costa, Richelle P. Parham and Jeffrey Sagansky are the members of the audit committee. The purpose of the committee is to assist the board of directors in fulfilling its oversight responsibility relating to: (1) the integrity of the Company’s financial statements and financial reporting process and the Company’s systems of internal accounting and financial controls; (2) the performance of the internal audit services function; (3) the annual independent audit of the Company’s financial statements, the engagement of the independent auditors and the evaluation of the independent auditors’ qualifications, independence, performance and fees; (4) the compliance by the Company with legal and regulatory requirements, including the Company’s disclosure controls and procedures; (5) the evaluation of enterprise risk issues; and (6) the fulfillment of all other responsibilities as outlined in its charter. The internal and independent auditors have unrestricted access to the audit committee. The committee meets privately with each of the independent auditors, the internal auditors and management. During 2013, the audit committee held ten meetings. Each member of the audit committee is financially literate, under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) standards. In addition, Mr. Tysoe is an “audit committee financial expert,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from the Company, other than the board of directors compensation described elsewhere in this proxy statement, as determined in accordance with applicable SEC and NYSE rules.

The Company does not limit the number of other audit committees on which the members serve; however, in each case, the board of directors evaluates and determines whether commitments to serve on other audit committees impairs such member’s effective service to the Company. Mr. Tysoe currently serves on the audit committees of three public companies, in addition to service on the audit committee of the Company. The Company’s board of directors reviewed this service commitment and determined that such simultaneous service does not impair his ability to effectively serve on the Company’s audit committee.

Compensation Committee.    David A. Galloway, Chair, Gina L. Bianchini, John H. Burlingame, Jarl Mohn and Nackey E. Scagliotti are the members of the compensation committee. The committee is appointed by the board of directors to discharge the board of director’s responsibilities relating to compensation of the Company’s officers. The committee reviews and approves the Company’s goals and objectives relevant to compensation of senior management and evaluates the performance of senior management in light of those goals and objectives. With respect to the senior managers, the committee establishes base compensation levels, the terms of incentive compensation plans and equity-based plans and post-service arrangements. The committee approves all awards under the Company’s Long-Term Incentive Plan and approves awards under the Company’s Executive Annual Incentive Plan. The committee reviews all of the components of the chief executive officer’s compensation, including goals and objectives, and makes recommendations to the board of directors.

With respect to any funded employee benefit plans, the committee appoints and monitors named fiduciaries. On an annual basis, the committee reviews the operation of the Company’s compensation program to evaluate its coordination and execution and reviews any management perquisites. The committee reviews succession planning relating to positions held by senior officers and makes recommendations with respect thereto to the board of directors. The committee has the authority to engage outside consultants to assist in determining appropriate compensation levels for the chief executive officer, other senior managers and directors. The committee is also responsible for producing an annual report for inclusion in the Company’s proxy statement and for reviewing and approving the Compensation Discussion and Analysis and related compensation disclosure included in the Company’s proxy statement. During 2013, the compensation committee held four meetings.

Nominating and Governance Committee.    Jeffrey Sagansky, Chair, Nicholas B. Paumgarten, Mary McCabe Peirce and Ronald W. Tysoe are the members of the nominating and governance committee. The purpose of the committee is: (1) to assist the board of directors by identifying individuals qualified to become board members and to recommend director nominees to the board of directors; (2) to recommend to the board the Corporate Governance Guidelines applicable to the Company; (3) to lead the board of directors in its annual review of the board of directors’ performance; (4) to recommend to the board of directors nominees for each committee of the board of directors; and (5) to review and make recommendations with respect to director compensation to the board of directors. During 2013, the nominating and governance committee held four meetings.

Pricing Committee.    Ronald W. Tysoe, Jarl Mohn and Michael R. Costa are the members of a special pricing committee appointed by the board of directors to review affiliate agreements. The pricing committee met one time in 2013.

Digital Advisory Committee.    Gina L. Bianchini, Chair, Jarl Mohn and Richelle P. Parham are the members of the digital advisory committee appointed by the board of directors in November 2012 to further the Company’s on-going commitment to create viable, profitable and growing interactive content strategies and businesses. The digital advisory committee met three times in 2013.

CORPORATE GOVERNANCE

The board of directors is committed to good corporate governance, good business practices and transparency in financial reporting. The nominating and governance committee annually reviews the Company’s corporate governance principles, a copy of which is available on the Company’s website by clicking on “Investors,” then “Corporate Governance,” and “Governance Highlights.” Copies are available in print to any shareholder who requests a copy by contacting the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932.

Code of Ethics

The Company demonstrates its commitment to operate at the highest ethical standards by enforcing the principles in its Code of Ethics which is applicable to all employees. The Company’s corporate ethics program director is responsible for implementation and oversight of the ethics program. Additionally, the Company has in place a Code of Business Conduct and Ethics for the Chief Executive Officer and the Senior Financial and Accounting Officers. It is the responsibility of the audit committee and the chief financial officer to make sure that this policy is operative and has effective reporting and enforcement mechanisms. The Code of Business Conduct and Ethics for the Chief Executive Officer and Senior Financial Officers is available for review on the Company’s website and to any shareholder who requests a printed copy. Amendments to the policies and waivers of provisions applicable to executive officers or directors may only be made by the board of directors or an authorized committee of the board of directors. Any such amendment or waiver will be promptly disclosed on the Company’s website within four business days.

The Company believes it has an obligation to provide employees with the guidance and support needed to ensure that the best, most ethical choices are made at work. To support this commitment, the Company established a means for employees to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Ethics relating, among other things, to: accounting and auditing matters; antitrust activity; confidentiality and misappropriation; conflicts of interest, discrimination or harassment; diverting of product or business activity; embezzlement; falsification of contracts, reports or records; gifts or entertainment; improper supplier or contractor activity; securities violations; sexual harassment; substance abuse; theft; or unsafe working conditions. To submit a report, an employee may call a toll-free number that is answered by a trained professional of EthicsPoint, an independent firm. This number (888-258-3507) is operational 24 hours a day, seven days a week. Employees may also raise questions online through the Internet (www.ethicspoint.com).

Charitable Contributions

The Company has not made any charitable contributions, where the amount has exceeded $1 million or 2 percent of such charity’s consolidated gross revenues, to any charitable organization of which a director is an executive officer.

Board Leadership Structure

Kenneth W. Lowe serves as both the chairman of the Company’s board of directors and as its president and chief executive officer. The board of directors has also appointed a lead director, Nicholas B. Paumgarten, who presides at all meetings of the board of directors at which the chairman is not present, including executive sessions of the independent directors. The lead director also serves as a liaison between the chairman, president and chief executive officer and the independent directors, which includes sharing with the chairman, president and chief executive officer such observations, comments or concerns as he and the other independent directors deem appropriate, reviews with the chairman, president and chief executive officer matters to be presented to the board of directors, including meeting agendas, and has the authority to call meetings of the independent directors. The Company’s enterprise risk issues are reviewed by the audit committee, which reports on such issues to the board of directors based on periodic reports from management. The chairman, president and chief executive officer’s performance is reviewed annually by the compensation committee, which reports such determinations to the board of directors. The Company deems this leadership structure appropriate as it promotes efficiency in communications between the chairman, president and chief executive officer and the board of directors while monitoring effective independent board oversight over the chief executive officer.

Communications with the Board of Directors

Shareholders and other interested parties wishing to communicate with the independent directors as a group or with any individual director (including the lead director) may do so by addressing a letter to the independent directors or to the individual director and sending it to them in care of the corporate secretary at 9721 Sherrill Blvd., Knoxville, Tennessee 37932. For those who wish to send such communications via e-mail, they can do so to cynthia.gibson@scrippsnetworks.com. A majority of the independent directors have instructed the corporate secretary to review all communications so received, and to forward directly to the independent directors or the individual director all such communications, except for communications unrelated to the function of the board of directors. Any communications not forwarded will be retained for one year, and any independent director may request the corporate secretary to forward to the independent director any such communication. The corporate secretary will not share direct communications to the independent directors or an individual director with any other member of management unless instructed to do so by the lead director or the independent director to whom the communication was addressed.

Director Attendance at Annual Meetings of Shareholders

The Company does not have a policy with regard to attendance by the directors at the Annual Meeting of Shareholders. Directors are strongly encouraged to attend the Annual Meeting of Shareholders. At last year’s Annual Meeting, all directors were present.

Director Education

New directors attend a training session that introduces them to the Company’s operations and to the members of management. Thereafter, directors are informed on a regular basis of various director educational programs offered by governance and director organizations. The Company pays for the continuing education of its directors. The director orientation policy is reviewed by the nominating and governance committee annually.

Director Independence — Audit Committee

The board of directors of the Company has determined that none of the current members of the audit committee has any relationship with the Company that could interfere with his or her exercise of independence from management and the Company. Each of the members satisfies the definitions of independence set forth in the rules promulgated under the Sarbanes-Oxley Act and in the listing standards of the NYSE.

Director Independence — Controlled Company Status

The NYSE requires listed companies to have a majority of independent directors on their board of directors and to ensure that their compensation committee and governance committee are composed solely of independent directors as well. A company that qualifies as a “controlled company” does not have to comply with these requirements so long as it discloses to shareholders that the company qualifies as a “controlled company” and is relying on this exemption in not having a majority of independent directors on the board or solely independent directors on either of the aforementioned committees. A “controlled company” is a listed company of which more than 50 percent of the voting power is held by an individual, a group, or another company. Signatories to the Scripps Family Agreement hold a majority of the Company’s outstanding Common Voting Shares and as such the Company qualifies as a “controlled company” and may rely on the NYSE exemption. The Company is not relying at present on that exemption.

Director Independence

The Company has determined that all of the directors, other than Kenneth W. Lowe, have no material relationship with the Company and are independent under the criteria set forth in applicable rules of the SEC, the NYSE Corporate Governance Standards and the Company’s Corporate Governance Principles. Additionally, all of the members of the audit committee, nominating and governance committee and the compensation committee are independent under such standards.

Nominations for Directors

The nominating and governance committee will review any candidate recommended by a shareholder of the Company in light of the committee’s criteria for selection of new directors. If a shareholder wishes to recommend a candidate, he or she should send the recommendation, with a description of the candidate’s qualifications, to: Chair, Nominating and Governance Committee, c/o Ms. Cynthia L. Gibson, Scripps Networks Interactive, Inc., 9721 Sherrill Blvd., Knoxville, TN 37932.

In the past, the committee has hired an independent consultant to assist with the identification and evaluation of director nominees and may do so in the future.

Nomination for Directors — Qualification Standards

When selecting new director nominees, the nominating and governance committee considers requirements of applicable law and listing standards, as well as the director qualification standards highlighted in the Company’s corporate governance principles. The committee seeks diversity on the board of directors in terms of skills and experience and other factors. The committee is responsible for reviewing with the board of directors the experience, qualifications, attributes and skills of nominees as well as the diversity and composition of the board of directors as a whole. A person considered for nomination to the board of directors must be a person of high integrity. Other factors considered are independence, age, skills, and experience in the context of the needs of the board of directors. The nominating and governance committee makes recommendations to the board of directors regarding the selection of director nominees. The committee is required to review annually the effectiveness of the Company’s corporate governance principles, including the provisions regarding director qualifications (including diversity) that are part of the corporate governance principles.

Compensation Discussion and Analysis

The purpose of the Compensation Discussion and Analysis (“CD&A”) section is to provide material information about the compensation objectives and policies for our named executive officers (“NEOs”) and to put in perspective the quantitative and narrative disclosures that follow the CD&A. Our named executive officers for Fiscal 2013 were:

•	Kenneth W. Lowe, Chairman, President & Chief Executive Officer;

•	Joseph G. NeCastro, Chief Financial & Administrative Officer;

•	Burton F. Jablin, President, Scripps Networks;

•	Mark S. Hale, Executive Vice President, Operations & Chief Technology Officer;

•	Cynthia L. Gibson, Executive Vice President, Chief Legal Officer and Corporate Secretary; and

•	John F. Lansing, Former President, Scripps Networks.

The CD&A also describes the following:

•	A summary of our business results and the alignment between executive pay and Company performance;

•	Our decision making process on compensation design and pay levels including our compensation governance approach;

•	Our compensation philosophy and objectives; and

•	A detailed description of the elements of the Company’s executive compensation program.

Fiscal 2013 Business Review

Scripps Networks Interactive is one of the leading developers of lifestyle-oriented content for television and the Internet.

The Company’s media portfolio includes popular lifestyle television and Internet brands Food Network, HGTV, Travel Channel, DIY Network, Cooking Channel and Great American Country. The Company produces new, original lifestyle programming and has identified the development of Travel Channel as its leading growth opportunity. The Company acquired Travel Channel in late 2009.

The Company also has identified international expansion as a strategic priority. Its international businesses accounted for about 3 percent of total consolidated revenues in 2013 and approximately half of consolidated equity in earnings of affiliates. We currently broadcast 14 channels reaching approximately 150 million subscribers under the Food Network, HGTV, Travel Channel, Asian Food Channel, DIY Network and Fine Living brands.

In 2013, the Company’s consolidated operating revenue was $2.5 billion, up 9.7 percent from the prior year. Advertising revenue was $1.7 billion, up 9.8 percent from the prior year. Affiliate fee revenue was $758 million, up 10 percent from the prior year.

Improved advertising revenue reflects the highly desirable audience that the Company’s lifestyle television networks aggregate. It also reflects the success of the Company’s strategy to create relevant programming focused on the valuable home, food and travel consumer categories.

Full-year revenues by network were as follows:

•	Food Network, $858 million, up 3.3 percent.

•	HGTV, $879 million, up 12 percent.

•	Travel Channel, $316 million, up 13 percent.

•	DIY Network, $139 million, up 14 percent.

•	Cooking Channel, $111 million, up 25 percent.

•	Great American Country, $27.7 million, up 13 percent.

Revenue from the Company’s digital businesses, which include its network-branded websites, was $109 million, down 2.6 percent.

Total segment profit for the Company in 2013 increased to $1.1 billion, up 6 percent from the prior year.

Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (GAAP). The Company’s chief operating decision maker uses segment profit to evaluate the operating performance of business segments and make decisions about the allocation of resources to business segments. Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. A reconciliation of segment profit to operating income determined in accordance with GAAP is provided for on page F-7 of the Company’s 2013 Annual Report on Form 10-K.

For the full-year, equity earnings of affiliates were $79.6 million, up 31 percent. Equity earnings in affiliates include the Company’s business partnerships in the United Kingdom and Canada as well as the Food Network and HGTV magazines in the U.S.

Consolidated income from continuing operations attributable to Scripps Networks Interactive was $505 million, or $3.40 per diluted share, compared with $681 million, or $4.44 per diluted share in 2012.

Key Fiscal 2013 Compensation Decisions

Key decisions made in 2013 are recapped below, and discussed in greater detail in the remainder of the CD&A.

•

Base salary: Three of the six NEOs received base salary increases effective January 1, 2013, ranging from 3.0 percent to 8.2 percent based on individual contributions to overall corporate results and salary level relative to market.

•

Annual incentive: Our financial goals, segment profit and revenue, were achieved at 104.8 percent and 103.8 percent of target respectively, resulting in a payout of 104.5 percent of target overall. These achievements represent 6.0 percent growth in segment profit and 9.7 percent growth in revenues over 2012.

•	Long-term incentives:

•

Performance: For the 2012 Performance-Based Restricted Share Unit (“PBRSU”) grant, the Company’s Total Shareholder Return (“TSR”) was at the 86th percentile as compared to the S&P 500 for the two-year period ending December 31, 2013. However, the Company’s share price experienced a short term increase at the end of the measurement period as a result of a media report indicating that the Company was the potential target of an acquisition. In order to more accurately reflect the Company’s overall TSR performance for the entire period, upon the recommendation of management, the Compensation Committee adjusted the payout from 189 percent to 165 percent.

•	Plan design: For the 2013 PBRSU grant, we use the S&P 500 companies for relative TSR comparison purposes.

•	Employment arrangements:

•	We amended Mr. NeCastro’s contract to provide for an additional equity grant in consideration for his waiver of certain severance benefits available to him.

•	We entered into a separation agreement with Mr. Lansing in connection with his departure from the Company.

•	We entered into a new employment contract with Mr. Jablin who was appointed President, Scripps Networks, effective September 1, 2013.

•

Clawback Policy: In February 2014, we adopted a clawback policy under which the independent members of the board of directors may require executive officers to repay or forfeit certain performance-based compensation where the payment, granting or vesting of the compensation is based on restated financial results.

Business Results’ Impact on Compensation

We establish target compensation at the beginning of the performance period. An executive’s actual pay will be above or below the target level based on individual, organizational and stock performance. A substantial portion of each named NEO’s compensation is in the form of equity so that as the stock price rises or falls, so does the NEO’s actual compensation.

We employ a variety of quantitative criteria to assess the performance of our executives. Our objectives include achieving the segment profit and revenue targets and exceeding the median total shareholder return of our peers. The charts below illustrate the relationship between performance and our CEO’s compensation.

*	Stock options and Restricted Share Units (“RSUs”) represent value of awards granted in 2010, 2011 and 2012 that vested in 2013 and PBRSU awards granted in 2012. All equity awards are valued at SNI share price on December 31, 2013.

Compensation Process Overview

Below we highlight certain executive compensation practices that we consider instrumental in driving Company performance while mitigating risk, as well as practices that we avoid because we do not believe they would serve the interests of our shareholders.

What We Do
Benchmark pay based on the size-adjusted median of companies with which we compete for business and for talent
Maintain a pay mix that is heavily performance-based
Fully disclose the financial performance drivers used in our incentives, in numeric terms
Use different performance metrics in the annual incentive and long-term incentive plan, to avoid heavy reliance on one definition of success
Maintain stock ownership guidelines for executives
Require double trigger vesting for cash severance payments
Retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee
Initiate a clawback policy to permit repayment or forfeitures of compensation based on restated financial results
Retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee

What We Don’t Do
Backdate stock options or reprice without shareholder approval
Pay dividends on unearned PBRSU awards
Permit hedging transactions or short sales by executives or directors
Permit pledging or holding Company stock in a margin account by executives or directors
Extend excise tax gross-up provisions to new executives

Role of the Compensation Committee

The compensation committee is responsible for reviewing and approving the Company’s executive compensation policies, plan designs and the compensation of our senior officers, including our NEOs. The committee considers various factors in making compensation determinations, including the officer’s responsibilities and performance, the effectiveness of our programs in supporting the Company’s short-term and long-term strategic objectives, and the Company’s overall financial performance. Additionally, the compensation committee coordinates the full board of directors’ annual review of the CEO’s performance and considers the board of directors’ assessment in its compensation decisions related to the CEO.

To this end, the committee conducts an annual review of executive officer pay levels, reviews market data provided by the independent consultant, approves changes to program designs, including post-termination arrangements, based on an assessment of competitive market practice and emerging trends. Additionally, the committee recommends succession plans to the board of directors, and evaluates the risks associated with the Company’s executive compensation programs.

Role of the Compensation Consultant

In 2013 the compensation committee engaged Meridian Compensation Partners, LLC (“Meridian”) to provide executive compensation consulting services. Meridian’s services to the compensation committee and the nominating and governance committee have included updates on best practices and market trends in executive and director compensation, recommendations regarding executive and director compensation and an independent review of compensation proposals by the Company’s senior management. Meridian attended compensation committee meetings at the committee’s request and was available to provide guidance to the compensation committee questions and issues as they arose. Meridian provides no other services to the Company other than independent compensation advisory services. The compensation committee determined that Meridian is independent after consideration of the SEC independence factors.

Role of Executive Officers in Compensation Decisions

At the request of the compensation committee, the CEO presents individual pay recommendations for each of the NEOs, other than himself. In forming his recommendations, he is advised by information provided by human resource management (executive vice president, chief human resources officer and senior vice president, compensation and benefits) and the independent compensation consultant, assessments of individual contributions, achievement of performance objectives and other qualitative factors. The compensation committee considers these recommendations in approving the pay levels of each NEO. The CEO does not make recommendations concerning his own compensation.

The CEO and other members of human resources regularly attend compensation committee meetings at the committee’s request. Human resources management typically presents recommendations for change to program design and individual pay levels for executive officers, taking into consideration individual performance of each incumbent, appropriate benchmarking information and issues that may arise from an accounting, legal or tax perspective.

Compensation Program Overview

The Company’s executive compensation program is designed to meet the following three objectives that align with and support our strategic business goals:

•	Attract and retain executives who lead the Company’s efforts to build long-term value for shareholders.

•	Reward achievement of annual operating performance goals and sustained increases in shareholder value.

•	Emphasize the variable performance-based components of the compensation program more heavily than the fixed components.

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options, time-based restricted share units and performance-based restricted share units, and retirement benefits. The compensation program also includes certain perquisites, but these perquisites are not a significant element of compensation. Each element of compensation is designed to fulfill the objectives discussed above.

Program	Form	Fixed or Variable	Objectives
Base salary	Cash	Fixed	• Serves as attraction and retention incentive • Rewards individual performance
Annual incentive	Cash	Variable	• Rewards annual operating results • Emphasizes variable performance-based compensation

Long-term incentive, which includes:			• Emphasizes variable performance-based compensation
Stock options	Equity	Variable	• Serves as attraction and retention incentive • Rewards for increasing stock price and enhancing long-term value • Aligns interests with shareholders
RSUs	Equity	Fixed	• Serves as attraction and retention incentive • Rewards for maintaining and increasing stock price and enhancing long-term value • Aligns interests with shareholders
PBRSUs	Equity	Variable

•      Rewards for total shareholder returns

•      Serves as attraction and retention incentive

•      Rewards for maintaining and increasing stock price and enhancing long-term value

•      Aligns interests with shareholders

Retirement benefits	Cash	Fixed	• Serves as attraction and retention incentive

Pay Mix

The committee has not established a specific formula for the allocation of “fixed” and “variable” or “at risk” compensation components and instead retains the discretion to modify the allocation from year to year. In general, a larger percentage of Mr. Lowe’s compensation is variable or “at risk” than that of the other NEOs. The committee believes this approach directly aligns the CEO with shareholder interests and is reflective of his greater responsibilities.

As illustrated, for the 2013 annual program elements, approximately 66 percent of the total direct compensation opportunity (i.e., the sum of base salary, annual incentives, variable equity at target and fixed equity) for the Company’s NEOs employed on the last day of 2013 (other than the CEO) was weighted — assuming payout at target levels — toward variable and equity components. The total direct compensation opportunity for the CEO was approximately 80 percent weighted toward variable and equity components.

A significant portion of the compensation program for the NEOs is “variable” or “at risk.” This means that it is contingent upon achieving specific results that are essential to the Company’s long-term success and growth in shareholder value. As described above, the variable components of the 2013 compensation program include annual incentives, stock options, and performance-based restricted share units.

To assist in reviewing the levels of compensation in 2013, the compensation committee’s independent consultant, Meridian, collected and analyzed comprehensive market data, including base salary, target short-term incentives and long-term incentive opportunities for each of the NEOs from the following published and proprietary sources:

Primary data source: Proxy data from a peer group of 11 publicly-traded companies in the media industry, including:

AMC Networks	Lions Gate Entertainment Corp.	Twenty-First Century Fox, Inc.
CBS Corp.	Sirius XM Radio, Inc.	Viacom, Inc.
Discovery Communications, Inc.	Starz	Walt Disney Co.
Liberty Global, Inc.	Time Warner, Inc.

The companies in this peer group represent those companies with which we compete for business and for talent. In 2013, Starz and Twenty-First Century Fox, Inc. were added to the peer group as replacement for their former parent companies, Liberty Media Corp. and News Corp. The business of these two spin-offs was more comparable to the Company than the remaining entities post-spin. All pay opportunities were compared with the size-adjusted median of the market using regression analysis based on revenues to reflect pay of similarly-situated executives in comparable positions.

Secondary data source: To obtain a broader understanding of market pay levels and practices, the compensation committee also reviewed survey data from the following sources:

•	The Cable and Telecommunications Human Resources Association (CTHRA) Cable Programmers/Broadcast Networks Compensation Survey; and

•	Towers Watson Executive Compensation Database: General Industry and Media Surveys.

Market data provides an important reference point by indicating what an executive could expect to earn at a similar peer Company and what the Company might expect to pay if it should have to recruit from the outside. However, market data is one of the many factors that the committee considers in assessing the reasonableness of pay opportunities provided to the Company’s executive officers. The committee also considers other relevant factors in setting an executive officer’s pay opportunity, such as the incumbent’s experience, tenure in position, talent supply and demand, cost constraints of the Company and internal equity considerations.

Tally Sheets

In determining executive compensation, the compensation committee also reviews tally sheets for each NEO designed to provide:

•	A history of targeted pay for the last five years;

•	The value of outstanding equity awards at various stock price levels;

•	Present value of accrued benefits under each retirement plan and current level of perquisites provided;

•	Cumulative stock exercises and stock vesting over time; and

•	An update on stock ownership levels.

Analysis of Each Compensation Element

Following is a brief summary of each element of the 2013 compensation program for the NEOs.

Base Salary

After discussing the individual performance, experience, scope of responsibilities, and Mr. Lowe’s recommendations for the other NEOs, the committee established the base salaries for each NEO. In general, the increases are intended to be base pay competitive with the market and take into consideration the individual performance and scope of responsibilities of each NEO and in the case of Mr. Jablin, his promotion to President, Scripps Networks.

NEO	2013 Base Salary Percentage Increase
Lowe	3.0%
NeCastro	0.0%
Jablin	6.9%
Hale	8.2%
Gibson	0.0%
Lansing	0.0%

Please refer to the Salary column of the Summary Compensation Table for the 2013 base salaries of the NEOs.

Annual Incentive

The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year. The annual incentive program is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the committee for the NEOs to receive an annual incentive payout.

Target Incentive Opportunities

The NEOs had the opportunity to earn targeted incentive cash payments that were expressed as a percentage of each executive’s annual base salary. The target incentive opportunities were established by the committee, according to each executive’s position and level of responsibility. The committee took into consideration the overall performance of each NEO, market data as well as Mr. Lowe’s recommendations. The 2013 target annual incentive opportunity for each NEO remained the same as in 2012, with the exception of Mr. Jablin whose target annual incentive increased as a result of his promotion.

	Target Incentive as a Percent of Base Salary
NEO	2013	2012
Lowe	130%	130%
NeCastro	80%	80%
Jablin	80%	55%
Hale	50%	50%
Gibson	50%	50%
Lansing	80%	80%

Performance Goals and Actual Results for 2013

The target incentive opportunities are earned based on the extent to which certain performance goals are achieved. The committee established two performance goals for the 2013 annual performance period: segment profit and revenue. These performance goals were used because:

•

Segment profit.    Segment profit is the measure by which the Company evaluates the operating performance of each business segment and the measure of performance most frequently used by investors to determine the value of the enterprise. Segment profit is defined as net income determined in accordance with U.S. GAAP excluding interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items. The segment profit goal was based on the consolidated performance of the Company.

•

Revenue.    Revenue growth is primarily achieved through growth in advertising sales and affiliate fee revenues from our national television networks. Continued growth in revenues allows us to invest and grow our existing brands and allows us the flexibility to take advantage of promising opportunities in the global media marketplace. The revenue goal was based on the consolidated performance of the Company.

The above combination of a growth measure (revenue) and a profitability measure (segment profit) creates a balance between growing the Company and managing expenses.

The following table provides the weights of each metric, the range of performance and payout, and the actual achievement level for each performance goal along with the payout percentage for 2013. All amounts are shown in millions.

	Weights (% of Total)	Threshold	Target	Maximum	Actual
Segment Profit	65%	$827.25	$1,103.00	$1,378.75	$1,116.25
Revenue	35%	$1,875.00	$2,500.00	$3,125.00	$2,524.00
Payout Percent of Target		5%	100%	200%	104.5%

For more information on the 2013 annual incentive opportunity for the NEOs, please refer to the “Grants of Plan-Based Awards” Table. The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” column of that table provides the estimated payouts for the NEOs at threshold, target and maximum performance levels for 2013. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts earned by each NEO.

Long-Term Incentives

The Company’s long-term incentive awards are consistent with the Company’s pay for performance philosophy and are intended to create a direct correlation between the level of compensation paid to the NEOs and the Company’s financial performance and stock price. This approach:

•	Assists in increasing stock ownership of the NEOs so that their interests are more closely aligned with the long-term interest of the Company’s shareholders;

•	Rewards performance that delivers creation of sustainable shareholder value; and

•	Provides a long-term retention incentive for key employees based on the vesting period.

Long-Term Incentive Opportunities

Under the Company’s Long-Term Incentive Plan, the NEOs were granted equity awards as recommended by the CEO and approved by the committee. The committee approved the 2013 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility. Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The committee determined that, to ensure internal equity among the NEOs, the long-term incentive award should increase to reflect increased levels of an NEO’s responsibility and authority in the Company. Therefore, in addition to the other factors cited, the targets below reflect the committee’s strategy to ensure proper internal alignment among the NEOs.

NEO	2013 Long-Term Incentive as a Percent of Base Salary
Lowe	275%
NeCastro	200%
Jablin	200%
Hale	125%
Gibson	125%
Lansing	200%

Above is a table of the 2013 long-term incentive opportunities (expressed as a percentage of base salary) for each NEO, which are the same as in 2012, with the exception of Mr. Jablin whose target increased as a result of his promotion.

During 2013 (as in 2012) we used three long-term incentive vehicles targeting the mix in the table below.

Form of Equity	Percent of Target Long-Term Incentive Award
Stock Options	40%
Restricted Share Units	30%
Performance-Based Restricted Share Units	30%

This combination of vehicles balances the need for retention with the focus on share price appreciation, both on an absolute basis and a relative basis.

Stock Options

In 2013, we granted stock options to each NEO. Stock options only have a value when the Company’s stock price is greater than the options’ exercise price. This incents NEOs to increase share price which benefits our shareholders. Therefore, stock options help to align the interests of NEOs with those of shareholders. In addition, stock options serve as an important retention device as they vest over three years and, if not vested, are forfeited if the employee voluntarily terminates before retirement.

The 2013 stock option grants have an exercise price equal to the fair market value of the underlying shares on the date of grant and have an eight-year term. These grants have accelerated vesting on a pro-rata basis for termination without cause or for good reason.

Time-Based Restricted Share Units

In 2013, we granted to each NEO time-based restricted share units (“RSU”). Each RSU corresponds in value to a single share of Company common stock. Therefore, as share price increases, RSUs become more valuable. This creates an incentive for our NEOs to increase share price which benefits our shareholders. Time-based

RSUs also provide NEOs the opportunity to increase their stock ownership levels. This serves to help align the interests of the NEOs with those of our shareholders. In addition, RSUs serve as an effective retention incentive as they vest over three years and are forfeited if the employee voluntarily terminates before retirement. These grants have accelerated vesting on pro-rata basis for termination without cause or for good reason.

Performance-Based Restricted Share Units (2013 Grants)

In 2013, we granted performance-based restricted share units to each NEO. The performance-based restricted share unit awards provide NEOs with an opportunity to increase their own stock ownership levels and at the same time serve as retention incentives. The target performance measure compares the Company’s TSR to those companies included in the S&P 500. TSR is determined by the change in fair market value of common stock of the Company and the target companies in the S&P 500 Index for the performance period. To mitigate the volatility in share price, TSR is calculated from the average closing price per share for the 10 trading day period beginning on the first trading day of the performance period and the average closing price per share for the 10 trading day period ending with the last trading day of the performance period.

The two-year performance period begins on January 1, 2013 and ends on December 31, 2014. Shares are earned if the Company’s TSR is at least at the 30th percentile of the peer group according to the schedule below, with straight-line interpolation between points.

Performance Payout
below 30th percentile	=	0%
30th percentile	=	50%
50th percentile	=	100%
70th percentile	=	150%
90th percentile or higher	=	200%

The earned shares vest 50 percent on each of March 15, 2015 and 2016. These grants have accelerated vesting for termination without cause or for good reason.

Performance-Based Restricted Share Units (2012 Grants)

For the 2012 PBRSU grant, the Company’s TSR was at the 86th percentile as compared to the S&P 500 for the two-year period ending December 31, 2013. However, the Company’s share price experienced a short term increase at the end of the measurement period as a result of a media report indicating that the Company was the potential target of an acquisition. In order to more accurately reflect the Company’s overall TSR performance for the entire period, upon the recommendation of management, the Compensation Committee adjusted the payout from 189 percent to 165 percent.

The table below shows the targeted 2012 grants, the value at grant, the number of shares earned as a result of TSR performance, and the value of those earned awards as of December 31, 2013.

NEO	Target PBRSUs	Value at Grant (at Target)	Earned Awards	Value of Earned Awards
Lowe	23,658	$1,031,252	39,036	$3,373,101
NeCastro	11,219	$489,036	18,512	$1,599,622
Jablin	3,382	$147,393	5,580	$482,168
Hale	4,173	$181,901	6,886	$595,019
Gibson	3,528	$153,786	5,822	$503,079
Lansing	11,700	$510,003	19,306	$1,668,231

Additional Information

For more information on the equity awards granted to NEOs in 2013, please refer to the Grants of Plan-Based Awards Table. For information about the total number of stock options, RSUs and PBRSUs outstanding as of the end of 2013 with respect to each NEO, please refer to the Outstanding Equity Awards at Fiscal Year-End Table.

Retirement Plans

The Company provides savings and retirement benefits through the Scripps Networks Interactive Pension Plan and the Scripps Networks Interactive 401K Savings Plan, in which the NEOs participate.

The pension plan is closed to new participants and the credited service levels used for benefit calculation purposes are frozen; however, consideration of salary growth to calculate benefit levels continues for a ten-year transition period that ends December 31, 2019. Plan participants will continue to accrue service for vesting and early retirement eligibility.

The 401K Savings Plan includes a Company match of 50 percent of the employee’s contribution up to 6 percent of compensation, and a Company contribution based on a combination of age and service. This Company contribution, which went into effect on January 1, 2010, was intended to mirror some of the financial benefits available under the defined benefit plan that was frozen.

To attract and retain key executive talent, the Company has determined that it is important to provide the management team, including the NEOs, with retirement benefits that are in addition to those generally provided to its employees. These restorative plans listed below allow the NEOs to receive the same benefit as other plan participants:

•

The Company supplements the pension plan for all executives whose salary and contributions exceed the IRS limitations through the Company’s Supplemental Executive Retirement Plan (“SERP”). Consistent with the transitional freeze of the defined benefit plan, the SERP was also transitionally frozen, effective January 1, 2010.

•

The NEOs may also defer specified portions of their compensation under the Executive Deferred Compensation Plan, and receive matching contributions, in each case in excess of what they are able to defer under the 401K Savings Plan due to IRS limitations.

•

Due to legal restrictions for plan design, the transitional freeze of the defined benefit pension plan and accompanying transitional freeze of the Company’s SERP had a disproportionately negative impact on employees of the Company, including the NEOs (with the exception of Ms. Gibson who was hired after the pension plan was frozen), whose income levels were above the IRS compensation limits for contributions to qualified retirement plans. In order to address this disproportionately negative impact, the Company added a Supplemental Contribution Plan (“SCP”), effective January 1, 2010 to allow for Company contributions above the IRS contribution limits. During 2011, the SCP was merged into the Executive Deferred Compensation Plan for ease of administration. The changes to the Company’s plans also had a disproportionately negative impact on employees as their relative ages and length of service increased. To address this negative impact, the Company contribution to the Executive Deferred Compensation Plan was increased for a group of employees based on age and length of service, including the five NEOs who participate in the pension plan.

The Company believes that the SERP and the Executive Deferred Compensation Plan are important retention and recruitment tools, as many of the companies with which the Company competes for executive talent provide similar benefits to their senior executives.

Perquisites

The Company provides executives with benefits comparable to those they would receive at other companies within our industry and are necessary for us to remain competitive in the marketplace. Our compensation committee considers these arrangements to be fair and reasonable in light of the relatively low cost to the Company.

In 2013, the NEOs received a financial planning benefit pursuant to the terms of their employment agreements, plus an additional payment to cover the taxes associated with the compensation value of this benefit. They also received membership in luncheon and business clubs, and with respect to Mr. Lowe, a country club membership per his employment agreement.

The NEOs are also eligible for an executive physical. Typically, the majority of the cost associated with this benefit is covered under the healthcare plans offered to the Company’s employees; however, if certain tests or procedures are not covered, the Company will pay for the difference.

For more information about the perquisites provided in 2013 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Other Plans and Agreements

Employment Agreements

The Company maintains employment agreements with each of the NEOs. These employment agreements enhance retention incentives for the NEOs and also protect the Company’s interests by imposing confidentiality, noncompetition, non-solicitation and other restrictive covenants on the executives.

Mr. NeCastro’s contract was amended in 2013 to include an additional equity award valued at $3.5 million in consideration for his waiver of any benefits he would be entitled to receive under the Company’s Executive Severance Plan and/or his employment agreement in the event his employment is terminated without cause following the expiration of his employment agreement. This award will vest 100 percent on December 31, 2016.

In 2013, the Company entered in to a Separation Agreement with Mr. Lansing, effective September 4, 2013. As part of this agreement, Mr. Lansing was separated from the Company effective October 1, 2013, pursuant to which, among other things, we paid him the severance benefits due under his employment agreement in the event of termination upon an “orderly retirement” and provided for full vesting of his equity awards. In consideration for such benefits, Mr. Lansing was required to sign a Release of Claims, and remains obligated to comply with the non compete, non solicit, non disparage and non disclosure provisions of his original employment agreement. The Company also entered into a consulting agreement for Mr. Lansing to provide certain services during 2014 and 2015.

The Company entered into an employment agreement with Mr. Jablin, in connection with his promotion to President, Scripps Networks on September 1, 2013. The term of Mr. Jablin’s contract extends through December 31, 2017. Mr. Jablin’s contract provided for an increase to base salary to $850,000, target annual incentive opportunity of 80 percent and a PBRSU award with a value of $1,000,000, and two RSU awards with a value of $1,500,000 and $3,000,000 respectively.

Each NEO would be entitled to severance benefits under his/her employment agreement in the event of an involuntary termination of employment without “cause” or a termination by the executive for “good reason,” death or disability, with the exception of Messrs. Jablin and NeCastro who have each waived any severance benefits available to them under the Executive Severance Plan and/or their employment agreements in the event their employment is terminated without cause following the expiration of each of their employment agreements. The severance benefits for each of the NEOs are generally determined based upon a multiple of base pay and annual incentive.

In exchange for the severance benefits, the NEOs agree not to disclose Company confidential information and agree not to compete against the Company or solicit its employees or customers for a period of time after termination. These provisions protect the Company’s interests and help to ensure its long-term success.

Executive Severance Plan

Effective January 1, 2011, the Company adopted an Executive Severance Plan (“ESP”) that provides severance benefits to all executives upon involuntary termination, death and disability. The ESP also provides benefits for termination for “good reason” for those executives with employment agreements. The severance benefits are generally based upon a multiple of base salary and annual incentive, depending upon the level of responsi-

bility of the executive. The ESP was adopted to codify existing practices, to ensure consistency in benefits payable upon termination and to provide for protection of the Company through the inclusion of confidentiality, noncompete and noninterference obligations in exchange for the receipt of benefits.

Change in Control Plan

All NEOs are provided change in control protection under the Company’s Executive Change in Control Plan. Under this plan, a NEO would be entitled to certain severance benefits if a change in control were to occur and the Company terminated the executive’s employment without “cause” or the executive terminated his/her employment with the Company for “good reason” within a two-year period following the change in control. In addition to the benefits available under the Executive Change in Control Plan under these circumstances, Mr. Lowe is entitled to certain additional benefits under his employment agreement. The severance levels in the Change in Control Plan were adopted by the committee in 2008.

This plan was frozen to new participants beginning in 2012. A new plan, 2012 Executive Change in Control Plan, was added for new hires beginning in 2012 that is the same as the 2008 plan with the exception that it does not include a gross-up provision.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of NEOs. The change in control protections allow NEOs to focus on the Company’s business and objectively evaluate the benefits to shareholders of proposed transactions without being distracted by potential job loss. It also enhances retention following a change in control, as the severance benefits are payable only if the executive incurs a qualifying termination within a certain period following a change in control, rather than merely as a result of the change in control. In addition, the Change in Control Plan conditions the severance benefits upon certain confidentiality, noncompete and nonsolicitation obligations which further protects the continuity of the Company’s business following a change in control.

All equity awards held by SNI employees would immediately vest upon a change in control, under the Long-Term Incentive Plan. Unlike the cash severance described above, the vesting is not contingent upon a qualifying termination within a certain period following a change in control. This single trigger is appropriate because the equity of the Company will change and the Company believes NEOs, along with all participants, should have the same opportunity to realize value as common shareholders.

Additional Information

Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits, if any, that each NEO is entitled to receive under his/her employment agreement in connection with his termination of employment as well as in connection with a change in control.

Other Governance Items

Equity Grant Practices

The committee grants annual equity awards at its February meeting. This meeting date is set typically two years in advance. The committee does not grant equity compensation awards in anticipation of the release of material nonpublic information. Similarly, the Company does not time the release of material nonpublic information based on equity award grant dates.

Stock Ownership Guidelines

Effective November 2011, the Company adopted stock ownership guidelines for all NEOs in addition to executive officers to encourage ownership in the Company for the executives who have a direct impact on the decisions that contribute to the long-term success of the Company.

The guidelines give the executive five years to attain the prescribed ownership levels which are established as a target multiple of base pay. The target multiples for the NEOs are on the below table.

NEO	Multiple of Salary
Lowe	5.0x
NeCastro	3.0x
Jablin	3.0x
Hale	2.0x
Gibson	2.0x

Shares owned outright as well as restricted share units are included in the totals. As of December 31, 2013, all of the NEOs with the exception of Mr. Hale have met the target stock ownership levels.

Mandatory Retirement Policy

Effective January 1, 2011, the Company adopted a mandatory retirement policy pursuant to which all bona fide executives as defined under the Age Discrimination in Employment Act, will be required to retire at the age of 65, unless otherwise determined by the compensation committee. Each of the NEOs qualifies as a bona fide executive and will be subject to the policy.

Anti-hedging and Prohibition on Pledging Policy

Our policy on insider trading prohibits directors, officers and certain key employees from engaging in short sales, purchases of puts and calls and other speculative or hedging transactions with respect to Company stock, regardless of whether they hold material, non-public information. In addition, directors, officers and certain key employees are prohibited from holding Company stock in a margin account or pledging Company stock to secure a loan unless a prior approval is obtained.

Income Deduction Limitations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1 million on the amount of non-performance-based compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the NEOs other than the Chief Financial Officer. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation committee intends to preserve the tax deductibility of compensation paid to our executive officers to the extent consistent with our overall program objectives and philosophy, but recognizes that doing so may not always be feasible. However, in light of the need to maintain flexibility in administering our executive compensation program, the committee retains discretion to recommend to the board of directors executive compensation that may not be deductible.

Compensation Risk Assessment

Members of management from the Company’s human resources, finance and legal groups assessed whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our NEOs and reported the results to the committee.

Specifically, the review included a detailed analysis of the following risk factors related to compensation: pay mix, performance goals, performance metrics/target, market comparisons and checks and balances. The review also analyzed whether there was any link between the Company’s key business risks and its compensation programs.

Based upon the review, and in consultation with outside counsel, the committee determined that its compensation policies and practices did not create risks that are “reasonably likely to have a material adverse effect” on the Company.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table presents information concerning compensation paid to the NEOs in 2011, 2012, and 2013. The narrative following the table describes current employment agreements and employment terms with each of our NEOs.

Summary Compensation Table — 2011 to 2013

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Kenneth W. Lowe	2013	1,287,500		2,301,604	1,462,782	1,748,466	0	436,486	7,236,838
Chairman, President & Chief Executive Officer	2012	1,250,000		7,435,504	1,353,105	1,748,988	2,005,860	441,155	14,234,612
	2011	1,200,000		2,880,059	1,494,801	1,475,401	2,136,959	517,635	9,704,855
Joseph G. NeCastro	2013	850,000		4,605,128	702,346	710,355	0	197,223	7,065,052
Chief Financial & Administrative Officer	2012	823,798		1,628,186	641,624	709,323	358,442	180,692	4,342,065
	2011	775,000		930,050	702,097	549,729	273,901	366,534	3,597,311
Burton F. Jablin	2013	830,027		5,829,452	209,365	590,053	0	208,655	7,667,552
President, Scripps Networks
Mark S. Hale	2013	525,000		426,668	271,131	274,218	0	115,447	1,612,464
Executive Vice President, Operations & Chief Technology Officer	2012	485,000		363,802	238,643	261,003	312,417	107,388	1,768,253
	2011	468,000		351,028	264,997	221,310	265,873	102,515	1,673,723
Cynthia L. Gibson	2013	500,000		406,261	258,212	261,160	0	76,077	1,501,710
Executive Vice President, Chief Legal Officer & Corporate Secretary	2012	417,869	5,000	557,522	201,739	224,876	0	63,886	1,470,892
John F. Lansing(1)	2013	638,082		1,105,121	702,346	710,355	0	4,442,887	7,598,791
Former President, Scripps Networks	2012	850,000		2,502,875	669,177	731,884	653,984	214,204	5,622,124
	2011	810,000		1,122,100	733,811	574,555	507,884	185,966	3,934,316

(1)	Mr. Lansing retired on October 1, 2013. If his employment continued to December 31, 2013, he would have been listed as an NEO based on his total compensation, and is therefore included as an NEO for 2013.

(2)	Reflects the aggregate grant date fair value of the: (i) performance-based restricted share units to our NEOs (based on the probable outcome of the performance conditions as of the date of grant), (ii) time-based restricted share units granted to our NEOs, and (iii) the time-based restricted share units granted to certain NEOs as special performance bonus and retention grants. The grant date fair value of the performance-based restricted share units granted in 2013, assuming that the highest level of performance would be achieved, is as follows: Mr. Lowe: $2,478,887; Mr. NeCastro: $1,190,244; Mr. Jablin: $2,354,901; Mr. Hale: $459,533; Ms. Gibson $437,554; and Mr. Lansing: $1,190,244;. The aggregate grant date fair value was determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”). See Note 22 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 (“Annual Report”) for an explanation of the assumptions made in valuing these awards. For additional information about the equity awards granted in 2013, please refer to the Grants of Plan-Based Awards section of this proxy statement. For information on all outstanding equity awards as of December 31, 2013, please refer to the Outstanding Equity Awards at Fiscal Year-End table.

(3)	Reflects the aggregate grant date fair value of the stock options granted to our NEOs. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 22 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(4)	Reflects the annual incentive earned by each NEO under the Executive Annual Incentive Plan for the applicable calendar year. For additional information about the 2013 annual incentive opportunities, please refer to the Grants of Plan-Based Awards and CD&A sections of this proxy statement.

(5)	Reflects no change in the present value of the accumulated benefits under the pension plan and the SERP for the applicable calendar year due to negative earnings. The actual change in present value for each NEO is as follows: Mr. Lowe: $(396,103); Mr. NeCastro: $(33,050); Mr. Jablin: $(167,008); Mr. Hale: $(88,416); and Mr. Lansing $(33,590). Ms. Gibson is not eligible to participate in the pension plan or SERP. For information on these plans, please refer to the Pension Benefits table. The NEOs did not accrue any preferential or above-market earnings on non-qualified deferred compensation.

(6)	Reflects the perquisites and other benefits outlined in the table below. For more information about these benefits, please refer to the CD&A.

All Other Compensation Table

Name		Financial Planning ($)(i)	Legal Fees ($)(ii)	Club Dues ($)(iii)	Tax Gross- Up ($)(iv)	Matching Contribution ($)(v)	Company Contribution ($)(vi)	Senior Executive Physical ($)(vii)	Charitable Matching Gift ($)(viii)	Severance Payment ($)(ix)	Total ($)
Mr. Lowe	2013	15,000		15,655	10,840	91,079	298,912		5,000		436,486
	2012	15,000	1,888	16,080	7,521	89,970	294,453	1,243	15,000		441,155
	2011	15,000		24,239	130,292	80,262	262,842		5,000		517,635

Mr. NeCastro	2013	10,000	9,234		12,751	46,811	113,427		5,000		197,223
	2012	10,000		1,080	5,385	45,972	110,903	2,352	5,000		180,692
	2011	10,000		1,080	207,533	39,742	100,943	2,236	5,000		366,534
Mr. Jablin	2013	10,000	5,747		5,928	42,582	136,898		7,500		208,655
Mr. Hale	2013	10,000		1,618	3,765	23,977	76,087				115,447
	2012	10,000		1,602	3,853	22,380	69,053		500		107,388
	2011	10,000		3,292	3,708	20,679	64,836				102,515
Ms. Gibson	2013	10,000			3,765	22,835	34,477		5,000		76,077
	2012	10,000				19,212	27,174		7,500		63,886

Mr. Lansing	2013	10,000			9,407	41,122	129,659	3,017		4,249,682	4,442,887
	2012	10,000			4,036	47,457	152,711				214,204
	2011	10,000			5,736	41,537	126,547	2,146			185,966

(i)	Represents the amount for financial planning services.

(ii)	For 2013 represents the amount for legal services related to amendments to Messrs. NeCastro’s and Jablin’s employment agreements.

(iii)	Represents the amount paid for dining, business and country clubs.

(iv)	For 2013 represents reimbursement of taxes imposed on the financial planning benefit, with respect to Messrs. NeCastro’s and Jablin’s legal fees, and with respect to Mr. Lansing his executive physical.

(v)	Represents the amount of all matching contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vi)	Represents the amount of all age plus service contributions earned under the Company’s 401(k) Plan and Deferred Compensation Plan.

(vii)	Represents the cost of the senior executive physical, if any, that is in excess of the cost of a physical covered under the Company’s general health plan.

(viii)	Represents the amount of matching charitable contributions made on behalf of the executive by the Company’s matching gift program.

(ix)	Represents the amount of severance due to Mr. Lansing upon his retirement. The payment includes cash severance of $4,107,591, COBRA lump sum of $28,615 and financial planning and tax gross up of $15,254 all to be paid to Mr. Lansing after April 1, 2014. The payment also includes life insurance of $98,222 that was paid on Mr. Lansing’s behalf at the time of his retirement.

Salary and Bonus in Proportion to Total Compensation

The NEOs generally receive 47 percent to 63 percent of their target total direct compensation in the form of base salary and cash incentive awards under the Executive Annual Incentive Plan. Please see the CD&A for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Employment Agreements

Each of the NEOs has entered into an employment agreement with the Company. These employment agreements enhance retention of NEOs and also protect the Company’s interests by imposing confidentiality, non-competition, non-solicitation and other restrictive covenants on the executives. The employment agreements establish the minimum base salary and target annual incentive opportunity for the term of the agreement. Following is a brief summary of the employment agreements.

Employment Agreement for Mr. Lowe

Mr. Lowe serves as Chairman, President and Chief Executive Officer pursuant to an employment agreement that was amended in 2010 and 2012 and extends the term through December 31, 2015. During the term, Mr. Lowe is entitled to: (i) a base salary that is not less than $1,150,000 and an annual target bonus opportunity equal to no less than 130 percent of his salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 2.0 times his base salary and 2.0 times his annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to maximum of $15,000 per year, the annual membership fees and other dues associated with one country club and one luncheon club, and the costs of an annual physical examination.

Employment Agreement for Mr. NeCastro

Mr. NeCastro serves as Chief Financial and Administrative Officer, pursuant to an employment agreement entered into in 2010 that was amended in 2012 extending the term through December 31, 2016. A 2013 amendment to Mr. NeCastro’s agreement provides for an additional equity grant in consideration for his waiver of certain severance benefits available to him. During the term, Mr. NeCastro is entitled to: (i) a base salary that is not less than $850,000 and an annual target bonus opportunity equal to no less than 80 percent of salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 2.5 times his base salary upon termination without “cause” or for “good reason” if prior to the end of the term, and (iv) reimbursement for tax and financial planning up to a maximum of $15,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreement Mr. Jablin

Mr. Jablin serves as the President, Scripps Networks pursuant to a new employment agreement entered into in 2013 that extends through December 31, 2017. During the term, Mr. Jablin is entitled to: (i) an annual base salary that is not less than $850,000 and a target annual incentive opportunity of 80 percent of base salary; (ii) participate in all equity incentive, employee pension, welfare benefit plans and fringe benefit programs on a basis no less favorable than the most favorable basis provided other senior executives of the Company; (iii) payment of a lump sum equal to 2.5 times his base salary and annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $15,000 per year, and the costs of an annual physical examination.

Employment Agreement Mr. Hale

Mr. Hale serves as the Executive Vice President, Operations and Chief Technology Officer pursuant to an employment agreement entered into in 2011 that extends through December 31, 2014. During the term, Mr. Hale is entitled to: (i) an annual base salary that is not less than $468,000 and target annual incentive opportunity of 50 percent; (ii) participate in all equity incentive plans, fringe benefit plans, employee retirement, pension and welfare benefit plans available to similarly situated executives of the Company; (iii) payment of a lump sum equal to 1.5 times Mr. Hale’s base salary and annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $10,000 per year, and the cost of an annual physical examination.

Employment Agreement Ms. Gibson

Ms. Gibson serves as the Executive Vice President, Chief Legal Officer and Corporate Secretary pursuant to an employment agreement entered into in 2012 that extends through December 31, 2016. During the term, Ms. Gibson is entitled to: (i) an annual base salary that is not less than $500,000 and a target annual incentive opportunity of 50 percent of base salary; (ii) participate in all equity incentive plans, fringe benefit plans, employee retirement, welfare benefit plans available to similarly situated executives of the Company; (iii) payment of a lump sum equal to 1.5 times base salary and annual incentive upon termination without “cause” or for “good reason”; and (iv) reimbursement for tax and financial planning up to a maximum of $10,000 per year, the annual membership fees and other dues associated with one luncheon club, and the costs of an annual physical examination.

Employment Agreement Mr. Lansing

Mr. Lansing announced his retirement from his position as the President, Scripps Networks effective October 1, 2013. In connection with his retirement, the company entered into a Separation Agreement with Mr. Lansing pursuant to which, among other things, the company paid Mr. Lansing the severance benefits due under his employment agreement dated March 10, 2010, and amended on December 21, 2012, providing that his: (i) time vested restricted share units vest in full and without proration; (ii) PBRSUs will vest in full and without proration, based on the extent to which the company achieves the applicable performance goals for the relevant performance period; and (iii) stock options will vest in full and without proration, and remain exercisable for the remainder of the stated term. The Separation Agreement also provides for ownership of works, confidentiality, noncompete, nonsolicitation and nondisparagement covenants in his employment agreement and provides for a release of claims in favor of the company. The Company has also entered into a Consulting Agreement with Mr. Lansing to be effective January 1, 2014 through December 31, 2015. For more information on Mr. Lansing’s severance payout, please refer to the “Potential Payments Upon Termination or Change in Control” section.

Please refer to the “Potential Payments Upon Termination or Change in Control” section for information regarding potential payments and benefits, if any, that each executive is entitled to receive under his/her employment agreement in connection with his/her termination of employment or change in control, along with a brief description of the applicable non-competition, non-solicitation, confidentiality and other restrictions applicable to each executive.

Grants of Plan-Based Awards

The following table sets forth information for each NEO regarding: (i) estimated payouts of the annual cash incentive opportunities granted by the Company in 2013; (ii) time-based and performance-based restricted share units granted in 2013; and (iii) stock options granted in 2013.

Grants of Plan-Based Awards — 2013

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/SH) (5)	Grant Date Fair Value of Stock and Option Awards ($) (6)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Lowe	2013	83,688	1,673,750	3,347,500
	2/14/2013				8,515	17,030	34,060				1,239,443
	2/14/2013								77,560	62.37	1,462,782
	2/14/2013							17,030			1,062,161
Mr. NeCastro	2013	34,000	680,000	1,360,000
	2/14/2013				4,089	8,177	16,354				595,122
	2/14/2013								37,240	62.37	702,346
	2/14/2013							8,177			509,999
	11/13/2013							45,692			3,500,007
Mr. Jablin	2013	26,377	527,542	1,055,085
	2/14/2013				1,219	2,438	4,876				177,438
	11/13/2013				0	13,055	26,110				1,000,013
	2/14/2013								11,101	62.37	209,365
	2/14/2013							2,438			152,058
	11/13/2013							39,164			2,999,962
	11/13/2013							19,582			1,499,981
Mr. Hale	2013	13,125	262,500	525,000
	2/14/2013				1,579	3,157	6,314				229,766
	2/14/2013								14,376	62.37	271,131
	2/14/2013							3,157			196,902
Ms. Gibson	2013	12,500	250,000	500,000
	2/14/2013				1,503	3,006	6,012				218,777
	2/14/2013								13,691	62.37	258,212
	2/14/2013							3,006			187,484
Mr. Lansing	2013	34,000	680,000	1,360,000
	2/14/2013				4,089	8,177	16,354				595,122
	2/14/2013								37,240	62.37	702,346
	2/14/2013							8,177			509,999

(1)	Reflects the incentive opportunities granted in 2013 under the Executive Annual Incentive Plan. The award had a performance period that commenced January 1, 2013 and ended December 31, 2013. The “Threshold,” “Target” and “Maximum” columns reflect the range of potential payouts under the plan when the performance goals were established. The threshold equals 5 percent of the target award and the maximum equals 200 percent of the target award. The actual 2013 annual incentive payouts are set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement. For information on the applicable performance goals for each award, please refer to the CD&A.

(2)

Reflects the performance-based restricted share units granted under the 2008 Long-Term Incentive Plan. The award has a performance period that commenced January 1, 2013 and will end on December 31, 2014 and a payout that ranges from 50 percent to 200 percent. The actual restricted share units credited to the NEOs after the end of the performance period vest 50 percent on each March 15, 2015 and March 15, 2016. Vesting accelerates in full upon the executive’s death, disability, retirement, termination without cause or for good reason or in the event of a change in control. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period. For information on the applicable performance goals and performance period for the award, please refer to the CD&A. With respect to Mr. Jablin, this also includes an additional award that is split evenly between two performance periods covering fiscal year 2016 and fiscal year 2017. The earned restricted share units credited to Mr. Jablin after the end of each performance period vest on March 15, 2017 and December 31, 2017, respectively. Vesting accelerates in full upon Mr. Jablin’s death, disability, termination without cause or for good reason or in the event of a change in control. Mr. Jablin has no right to vote the share units until they are vested; but he will receive dividend equivalents as dividends are paid on the underlying shares during the vesting period.

(3)	Reflects the restricted share units granted under the 2008 Long-Term Incentive Plan on February 14, 2013. The units will vest in three annual installments beginning on the first anniversary of the date of grant for so long as the executive remains employed by the Company. Vesting accelerates in full upon the executive’s death, disability or retirement, or in the event of a change in control, and vesting accelerates on a pro-rated basis upon a termination without cause or for good reason. On November 13, 2013, Mr. NeCastro was awarded 45,692 restricted share units which will vest on December 31, 2016. Vesting accelerates in full upon death, disability, or in the event of a change in control, termination without cause or for good reason. On November 13, 2014, Mr. Jablin was awarded 39,164 restricted share units which will vest equally over three years on the anniversary of the grant date and he received 19,582 restricted share units which will vest on December 31, 2017. Vesting accelerates in full upon death, disability, or in the event of a change in control, termination without cause or for good reason. The NEOs have no right to vote the share units until they are vested; but they receive dividend equivalents as dividends are paid on the underlying shares during the vesting period.

(4)	Reflects the number of shares that may be issued to the NEOs on exercise of stock options granted by the Company in 2013. These stock options vest in three annual installments beginning on the first anniversary of the date of grant. Vesting accelerates in full upon the executive’s death, disability, retirement, or in the event of a change in control, and vesting accelerates on a pro-rated basis upon a termination without cause or for good reason.

(5)	Reflects the exercise price of each stock option reported in the table, which equaled the closing market price of the underlying option shares on the date of grant.

(6)	Reflects the grant date fair value, as determined in accordance with FASB ASC Topic 718, of each equity award listed in the table. See Note 22 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for an explanation of the assumptions used in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information for each NEO with respect to (i) each option to purchase Company shares that had not been exercised and remained outstanding as of December 31, 2013, (ii) each award of Company restricted share units that had not vested and remained outstanding as of December 31, 2013, and (iii) each award of Company performance-based restricted share units that had not vested and remained outstanding as of December 31, 2013.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) (1) Exercisable	Number of Securities Underlying Unexercised Options (#) (2) Unexercisable	Option Exercise Price ($) (3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (4)	Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Mr. Lowe	2/22/2007	133,875		45.59	2/21/2015
	2/21/2008	133,875		39.80	2/20/2016
	2/19/2009	218,466		20.48	2/18/2017
	2/18/2010	103,147		39.44	2/17/2018
	2/17/2011	52,727	26,363	53.17	2/16/2019
	2/16/2012	31,741	63,481	43.59	2/15/2020
	2/14/2013		77,560	62.37	2/13/2021

Total		673,831	167,404			153,044	13,224,532	34,060	2,943,125
Mr. NeCastro	2/18/2010	47,945		39.44	2/17/2018
	2/17/2011	24,766	12,382	53.17	2/16/2019
	2/16/2012	15,051	30,102	43.59	2/15/2020
	2/14/2013		37,240	62.37	2/13/2021

Total		87,762	79,724			148,291	12,813,825	18,041	1,558,923
Mr. Jablin	2/16/2012	4,537	9,073	43.59	2/15/2020
	2/14/2013		11,101	62.37	2/13/2021

Total		4,537	20,174			77,475	6,694,615	34,795	3,006,636
Mr. Hale	2/21/2008	13,387		39.80	2/20/2016
	2/18/2010	18,346		39.44	2/17/2018
	2/17/2011	9,348	4,673	53.17	2/16/2019
	2/16/2012	5,598	11,196	43.59	2/15/2020
	2/14/2013		14,376	62.37	2/13/2021

Total		46,679	30,245			13,925	1,203,259	6,314	545,593
Ms. Gibson	2/17/2011	7,690	3,844	53.17	2/16/2019
	2/16/2012	4,733	9,464	43.59	2/15/2020
	2/14/2013		13,691	62.37	2/13/2021

Total		12,423	26,999			14,895	1,287,077	6,012	519,497
Mr. Lansing	2/18/2010	16,309		39.44	2/17/2018
	2/17/2011	38,826		53.17	2/16/2019
	2/16/2012	47,092		43.59	2/15/2020
	2/14/2013	37,240		62.37	2/13/2021

Total		139,467	0			19,306	1,668,231	16,354	1,413,149

(1)	Reflects the number of shares underlying the outstanding stock options that have vested as of December 31, 2013.

(2)	Reflects the number of shares underlying the outstanding stock options that have not vested as of December 31, 2013. The regular vesting dates for each unexercisable stock option award are as follows:

Name	Grant Date	Total Number of Unvested Stock Options Outstanding	Vesting Date
Mr. Lowe	2/17/2011	26,363	26,363 on 2/17/2014
	2/16/2012	63,481	31,741 on 2/16/2014; 31,740 on 2/16/2015
	2/14/2013	77,560	25,854 on 2/14/2014; 25,853 on 2/14/2015 and 2/14/2016

	Total	167,404
Mr. NeCastro	2/17/2011	12,382	12,382 on 2/17/2014
	2/16/2012	30,102	15,051 on 2/16/2014 and 2/16/2015
	2/14/2013	37,240	12,414 on 2/14/2014; 12,413 on 2/14/2015 and 2/14/2016

	Total	79,724
Mr. Jablin	2/16/2012	9,073	4,537 on 2/16/2014; 4,536 on 2/16/2015
	2/14/2013	11,101	3,701 on 2/14/2014; 3,700 on 2/14/2015 and 2/14/2016

	Total	20,174
Mr. Hale	2/17/2011	4,673	4,673 on 2/17/2014
	2/16/2012	11,196	5,598 on 2/16/2014 and 2/16/2015
	2/14/2013	14,376	4,792 on 2/14/2014, 2/14/2015 and 2/14/2016

	Total	30,245
Ms. Gibson	2/17/2011	3,844	3,844 on 2/17/2014
	2/16/2012	9,464	4,732 on 2/16/2014 and 2/16/2015
	2/14/2013	13,691	4,564 on 2/14/2014 and 2/14/15; 4,563 on 2/14/2016

	Total	26,999
Mr. Lansing

	Total	0

(3)	The exercise price equaled the fair market value per share of the underlying option shares on the date of grant.

(4)	Reflects the number of restricted share units outstanding as of December 31, 2013. The vesting dates for each outstanding restricted share unit award are as follows:

Name	Grant Date	Total Number of Restricted Share Units Outstanding	Vesting Date
Mr. Lowe	2/17/2011	6,206	6,206 on 2/17/2014
	2/16/2012	15,772	7,886 on 2/16/2014 and 2/16/2015
	2/16/2012	39,036	19,518 on 3/15/14 and 3/15/15
	8/1/2012	75,000	25,000 on 8/1/2014; 50,000 on 8/1/2015
	2/14/2013	17,030	5,677 on 2/14/2014 and 2/14/2015; 5,676 on 2/14/2016

	Total	153,044
Mr. NeCastro	3/29/2010	57,049	19,016 on 3/29/2014; 38,033 on 3/29/2015
	2/17/2011	2,915	2,915 on 2/17/2014
	2/16/2012	7,479	3,740 on 2/16/2014; 3,739 on 2/16/2015
	2/16/2012	1,721	860 on 2/16/2015; 861 on 2/16/2016
	2/16/2012	18,512	9,257 on 3/15/14; 9,255 on 3/15/15
	11/14/2012	6,746	6,746 on 12/31/2016
	2/14/2013	8,177	2,726 on 2/14/2014 and 2/14/2015; 2,725 on 2/14/2016
	11/13/2013	45,692	45,692 on 12/31/2016

	Total	148,291
Mr. Jablin	2/16/2012	2,254	1,127 on 2/16/2014 and 2/16/2015
	2/16/2012	5,580	2,790 on 3/15/14 and 3/15/15
	11/14/2012	8,457	8,457 on 3/15/14
	2/14/2013	2,438	813 on 2/14/2014 and 2/14/2015; 812 on 2/14/2016
	11/13/2013	19,582	19,582 on 12/31/2017
	11/13/2013	39,164	13,055 on 12/31/2014 and 12/31/2015; 13,054 on 12/31/2016

	Total	77,475
Mr. Hale	2/17/2011	1,100	1,100 on 2/17/2014
	2/16/2012	2,782	1,391 on 2/16/2014 and 2/16/2015
	2/16/2012	6,886	3,444 on 3/15/14; 3,442 on 3/15/15
	2/14/2013	3,157	1,053 on 2/14/2014; 1,052 on 2/14/2015 and 2/14/2016

	Total	13,925
Ms. Gibson	2/17/2011	905	905 on 2/17/2014
	2/16/2012	2,352	1,176 on 2/16/2014 and 2/16/2015
	2/16/2012	5,822	2,911 on 3/15/14 and 3/15/15
	11/14/2012	2,810	1,405 on 11/14/2014 and 11/14/2015
	2/14/2013	3,006	1,002 on 2/14/2014, 2/14/2015 and 2/14/2016

	Total	14,895
Mr. Lansing	2/16/2012	19,306	19,306 on 3/15/14

	Total	19,306

(5)	The value was calculated using the closing market price of our Class A Common Shares on December 31, 2013 ($86.41 per share).

(6)	Reflects the number of performance-based restricted share units which are unearned or unvested and reported assuming maximum performance as of December 31, 2013. The award has a performance period that commenced January 1, 2013 and will end on December 31, 2014 and a payout that ranges from 50 percent to 200 percent. The actual restricted share units credited to the NEOs after the end of the performance period vest 50 percent on each March 15, 2015 and March 15, 2016.

Option Exercises and Stock Vested

The following table sets forth information for each NEO with respect to the exercise of options to purchase shares of Company stock during 2013, and the vesting of Company restricted share unit awards during 2013.

Option Exercises and Stock Vested — 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Lowe	0	0	71,112	4,724,480
Mr. NeCastro	0	0	38,341	2,448,162
Mr. Jablin	0	0	1,128	70,116
Mr. Hale	13,388	510,148	6,681	424,258
Ms. Gibson	4,837	133,215	7,396	488,110
Mr. Lansing	0	0	19,530	1,237,893

(1)	Reflects the product of the number of options exercised and the difference between the exercise price and the option price on the day of exercise.

(2)	Reflects the product of the number of restricted share units that vested and the closing price per share on the vesting date.

Pension Benefits

The following table sets forth information regarding the pension benefits for each NEO.

Pension Benefits Table — 2013

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Mr. Lowe	Scripps Pension Plan	29.67	1,170,420	0
	SERP	29.67	12,983,239	0
Mr. NeCastro	Scripps Pension Plan	7.67	233,465	0
	SERP	7.67	1,178,256	0
Mr. Jablin	Scripps Pension Plan	15.75	417,948	0
	SERP	15.75	1,884,832	0
Mr. Hale	Scripps Pension Plan	15.75	437,554	0
	SERP	15.75	949,214	0
Ms. Gibson(2)	Scripps Pension Plan	0.00	0	0
	SERP	0.00	0	0
Mr. Lansing(3)	Scripps Pension Plan	14.42	0	496,728
	SERP	14.42	2,200,401	0

(1)	The number of years of credited service was frozen as of December 31, 2009. The present value of accumulated benefits was calculated as of December 31, 2013 using the same assumptions included in the Annual Report, except that (i) no pre-retirement decrements were assumed and (ii) a retirement age of 62 (the earliest age for unreduced retirement) was assumed. The assumptions included in the Annual Report and these present values of accumulated benefits include the discount rates as of December 31, 2013 are 4.27 percent for the Pension Plan and 3.62 percent for the SERP. Similarly, the discount rates as of December 31, 2012 were 3.33 percent for the Pension Plan and 2.76 percent for SERP.

(2)	Ms. Gibson was hired after the pension plan was frozen.

(3)	Mr. Lansing’s pension distribution was related to his retirement on October 1, 2013.

Description of Retirement Plans

Pension Plan

The Company Pension Plan (the “Pension Plan”) as described below was in effect through December 31, 2013. The Pension Plan was a tax-qualified pension plan covering substantially all eligible employees. The Pension Plan was transitionally frozen effective December 31, 2009. The material terms and conditions of the Pension Plan as they pertained to the NEOs in 2013 included the following:

Benefit Formula:    Subject to applicable Internal Revenue Code limits on benefits, the monthly normal retirement benefit is equal to 1 percent of the participant’s average monthly compensation up to an integration level plus 1.25 percent of the participant’s average monthly compensation in excess of the integration level, multiplied by the participant’s years of service as of December 31, 2009. The integration level is the average of the Social Security taxable wage bases for the thirty-five years prior to the participant’s termination (or disability, if applicable). Average monthly compensation is the monthly average of the compensation earned during the five consecutive years in the eleven years before termination for which the participant’s compensation was the highest.

Compensation:    Subject to the applicable Internal Revenue Code limit ($255,000 for 2013), compensation includes salary, annual incentives, and amounts deferred pursuant to the SNI 401K Savings Plan and the Company Flex Plan.

Normal Retirement:    A participant is eligible for a normal retirement benefit based on the benefit formula described above if his employment terminates on or after age 65.

Early Retirement:    A participant is eligible for an early retirement benefit if his/her employment terminates on or after age 55 and he/she has completed 10 years of service. The early retirement benefit is equal to the normal retirement benefit described above, reduced by 0.4167 percent for each month the benefit commences before age 62. Messrs. Lowe, NeCastro and Hale are the only NEO’s currently eligible for an early retirement benefit. The Company does not grant extra years of service to any NEO under the Pension Plan.

Deferred Vested Benefits:    A participant who is not eligible for a normal or early retirement benefit but has completed five years of service is eligible for a vested retirement benefit. Participants who terminate employment after December 31, 2009, or whose benefit is $10,000 or less, may elect to receive their benefit immediately in the form of a lump sum payment. Otherwise, such benefit is payable on or after age 55 subject to a reduction before age 65.

Form of Benefit Payment:    The benefit formula calculates the amount of benefit payable in the form of a monthly life annuity (which is the normal form of benefit for an unmarried participant). The normal form of payment for a married participant is a joint and 100 percent survivor annuity, which provides a reduced monthly amount for the participant’s life with the surviving spouse receiving the same monthly amount for life. Other optional forms of payment include a lump sum, joint and 50 percent or 100 percent survivor annuity (which provides a reduced monthly amount for the participant’s life with the survivor receiving 50 percent or 100 percent of the monthly amount for life), or a monthly life annuity with a 10-year certain or 5-year certain guarantee (which provides a reduced monthly amount for the participant’s life and, if the participant dies within 10 or 5 years of benefit commencement, equal payments to a designated beneficiary for the remainder of the 10-year or 5-year certain period, as applicable).

All forms of benefit payment are the actuarially equivalent of the monthly life annuity form.

SERP

The SERP was intended to attract and retain executive talent by supplementing benefits payable under the Pension Plan. The SERP was amended effective January 1, 2010 in connection with the transitional freeze of the Pension Plan. The material terms and conditions of the SERP as they pertained to the NEOs in 2013 included the following:

Eligibility:    An executive generally is eligible to participate in the SERP if he/she qualifies for a Pension Plan benefit that was limited by application of the Internal Revenue Code limits on compensation and benefits.

Benefit Formula:    The SERP benefit is equal to the difference between the Pension Plan benefit calculated using the SERP definition of compensation and the actual Pension Plan benefit plus a 1.45 percent gross up for the employee Medicare tax. It may also include a 0.9 percent gross up for the additional Medicare Tax for High-Income Taxpayers if applicable. Compensation includes all compensation included under the Pension Plan (without application of the IRS limit described under the Pension Plan).

Benefit Entitlement:    A participant becomes entitled to a SERP benefit upon termination. The benefit is paid in a single lump sum in the 7th month following termination.

Nonqualified Deferred Compensation

The following table sets forth information regarding the nonqualified deferred compensation for each NEO as of December 31, 2013:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Mr. Lowe	166,858	361,603	1,208,795	0	7,089,935
Mr. NeCastro	78,321	136,687	341,154	0	2,018,856
Mr. Jablin	87,714	151,659	553,223	0	3,189,928
Mr. Hale	160,959	75,076	104,487	0	1,351,116
Ms. Gibson	40,816	37,737	3,437	0	223,059
Mr. Lansing	66,944	131,469	163,306	272,009	1,851,664

(1)	Represents the base salary and annual incentive deferred by each NEO during 2013. The deferrals are included in the amounts reflected in the Salary and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table.

(2)	Represents the matching and age plus service contributions credited to each NEO during 2013. These contributions are included in the All Other Compensation column of the Summary Compensation Table.

(3)	The aggregate balance as of December 31, 2013 for each NEO includes the following amounts that were previously earned and reported as compensation on the 2006 through 2012 Summary Compensation Tables:

Name	Salary Deferred ($)	Annual Incentive Deferred ($)	Matching Contributions ($)	Age + Service ($)	Restricted Share Units ($)
Mr. Lowe	385,258	302,736	343,998	944,048	394,200
Mr. NeCastro	332,549	219,972	152,977	295,735	0
Mr. Jablin	0	0	0	0	0
Mr. Hale	84,929	105,388	70,157	128,867	0
Ms. Gibson	9,932	22,488	11,712	17,020	0
Mr. Lansing	468,997	119,517	160,766	359,938	0

Description of Executive Deferred Compensation Plan

Each NEO is eligible to defer up to 50 percent of his/her pre-tax base salary and up to 100 percent of his/her pre-tax annual incentive compensation under the terms of the Executive Deferred Compensation Plan. The plan is available to a select group of highly compensated employees and is informally funded. Each participant is also entitled to a 50 percent matching credit on base salary deferrals, up to 6 percent of base salary over the applicable Internal Revenue Code limit ($255,000 for 2013), and any annual incentive deferrals. Under the Deferred Compensation Plan, “excess” age and service credits are made on behalf of participants whose age and service contributions under the 401K Savings Plan are subject to limits imposed by the IRS. Payments from the Executive Deferred Compensation Plan are made in cash at certain future dates specified by participants or upon earlier termination of employment or death. In general, payments are made in the form of a lump sum or in monthly installments of 5, 10 or 15 years, as elected by the participants, and are automatically accelerated and paid in a lump sum in the event of a termination of employment within two years following a change in control of the Company. The “excess” age and service credits are paid in cash in a single lump sum. The deferred compensation is credited with earnings, gains and losses in accordance with deemed investment elections made by participants from among various crediting options established by the Company from time to time. Participants are permitted to change their deemed investment elections daily. For 2013, the investment options tracked returns under publicly available and externally managed investment funds such as mutual funds.

Potential Payments Upon Termination or Change in Control

The Company has entered into certain agreements and maintains certain plans and arrangements that require it to pay or provide compensation and benefits to its NEOs in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each NEO in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2013, along with other material assumptions noted below. The actual amounts that would be paid to a NEO upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a NEO has earned prior to the applicable triggering event, such as equity awards that had previously vested in accordance with their terms, or vested benefits otherwise payable under the retirement plans and programs (unless those benefits are enhanced or accelerated). As a result, it does not provide information on the payout of the 2013 annual incentive, as this award was earned as of December 31, 2013, in accordance with its terms, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the “Outstanding Equity Awards at Fiscal Year-End” table for a summary of each NEO’s vested equity awards, the “Pension Benefits” table for a summary of each NEO’s vested pension benefit, and the “Nonqualified Deferred Compensation” table for a summary of each NEO’s deferred compensation balance. Please see the “Summary Compensation” table for the annual incentive earned by the NEO in 2013.

Voluntary Termination for “Good Reason” or Involuntary Termination without “Cause”

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), he is entitled to a lump sum payment equal to: (i) 2.0 times his annual salary and 2.0 times his target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 24 months of the COBRA premium in effect at the time of termination for continued medical coverage; (iv) full vesting of all equity awards, with the options remaining exercisable for the remainder of the original term, except that any outstanding performance-based restricted shares granted with a performance period commencing after January 1, 2009 will only become fully vested at the end of the applicable performance period, and then only to the extent that the Company achieved the applicable performance goals for that performance period; and (v) continued life insurance coverage until the end of the term.

Other Employment Agreements

Under the employment agreements of Messrs. NeCastro and Jablin, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each is entitled to a lump sum payment equal to: (i) 2.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) for Mr. Jablin, the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service and additional non-elective contributions to the 401K Savings Plan and Deferred Compensation Plan for the same period; (iv) in the case of Mr. NeCastro 18 months and in the case of Mr. Jablin 30 months of the COBRA premium in effect at the time of termination for continued medical coverage; (v) full vesting of restricted stock awards; and (vi) for Mr. NeCastro continued life insurance coverage until the end of the term and for Mr. Jablin life insurance for 30 months following termination.

Under the employment agreements for Mr. Hale and Ms. Gibson, if the Company terminates the agreement without “cause” or the executive terminates it for “good reason” (other than within two years following a change in control), each of them is entitled to a lump sum payment equal to (i) 1.5 times the executive’s annual salary and target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 18 months of the COBRA premium in effect at the time of termination for continued medical coverage; and (iv) continued life insurance coverage for 1.5 years following the date of termination.

For purposes of each of these employment agreements, the term “cause” generally includes embezzlement, fraud or a felony; unauthorized disclosure of confidential information; a material breach of the agreement; gross misconduct or gross neglect of duties; failure to cooperate with an internal or regulatory investigation; or a violation of the Company’s written conduct policies or ethics code. The term “good reason” generally includes a material reduction in duties or compensation; relocation outside principal place of employment; or a material breach of the employment agreement by the Company.

In exchange for the benefits described above, each of the executives Messrs. Lowe and NeCastro agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 6 months after termination (12 months if terminated for “cause”); (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination. With respect to Messrs. Jablin and Hale and Ms. Gibson, they agree not to (i) disclose the Company’s confidential information; (ii) compete against the Company for 12 months after termination (iii) solicit the Company’s employees or customers for 12 months after termination; or (iv) disparage the Company for 12 months after termination.

Termination without Cause or for Good Reason(6)	Mr. Lowe	Mr. NeCastro	Mr. Jablin	Mr. Hale	Ms. Gibson
Cash Severance	$5,922,500	$3,825,000	$3,825,000	$1,181,250	$1,125,000
Equity
Restricted Share Units(1)	13,224,532	12,813,825	6,554,544	1,203,259	990,518
Performance Based Restricted Share Units(2)	2,943,125	1,558,923	1,338,750	545,593	259,748
Unexercisable Options(3)	5,459,105	2,595,795	447,140	980,342	616,096

Sub-Total	21,626,762	16,968,543	8,340,434	2,729,194	1,866,362

Other Benefits
Health & Welfare(4)	30,275	31,151	16,700	16,053	23,289
Retirement(5)	0	0	979,351	0	0

Sub-Total	30,275	31,151	996,351	16,053	23,289

Total	$27,579,537	$20,824,694	$13,161,785	$3,926,497	$3,014,651

(1)	Represents the product of (i) the number of restricted share unit awards outstanding as of December 31, 2013, multiplied by (ii) $86.41 per share (the closing market price of our Class A Common Shares on December 31, 2013). These will vest on a pro-rated basis for Mr. Jablin and Ms. Gibson.

(2)	Represents the target number of performance-based restricted share unit awards granted in 2013. These will vest in full subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2013 over the exercise price. These will vest on a pro-rated basis for Mr. Jablin and Ms. Gibson.
(4)	Represents premiums for continued medical, dental and life insurance coverage.

(5)	For Mr. Jablin, this represents the additional pay and vesting service in the SERP for the time from the date of termination through the date he would have attained age 55 with at least 10 years of service.

(6)	For Ms. Gibson and Mr. Hale, the payment for termination as a result of non-renewal of their employment agreement is the same as for termination without Cause or for Good Reason. Mr. Lowe receives the full vesting of his outstanding equity awards, medical and dental benefits for 24 months and life insurance through the end of the term. Mr. NeCastro was granted an additional equity award in lieu of any severance benefits at the end of the term.

Death or Disability

Employment Agreement for Mr. Lowe

Under Mr. Lowe’s employment agreement, if he dies or suffers a “permanent disability,” the executive, his estate and/or his family become entitled to the following benefits:

•	A lump sum payment equal to 2.0 times annual salary (subject to reduction for any proceeds received under any life insurance policy or the Company’s disability plans).

•	Annual payments equal to 60 percent of his base salary, commencing on the second anniversary of his disability and ending at age 65.

•	Continued medical and dental benefits for two years (29 months in the case of disability).

•	A lump sum payment equal to a pro-rated target annual incentive from January 1 of the year of death or disability through the first anniversary of that event.

The term “permanent disability” means the executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities under his employment agreement for a period of 150 consecutive days as determined by a medical doctor selected by the executive and the Company.

Other Employment Agreements

Under the employment agreement for Mr. NeCastro, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a lump sum payment equal to (i) 1.0 times the executive annual salary and the target annual incentive and (ii) 18 months of COBRA for medical and dental as a lump sum grossed up for taxes.

Under the employment agreement for Mr. Jablin, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or his estate) would receive a lump sum payment equal to: (i) 2.5 times the executive’s annual salary and the target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) the value of the additional accruals under the pension plan and SERP for the period from the date of termination through the date the executive would have reached age 55 with at least 10 years of service; (iv) 2.5 years of the COBRA premium in effect at the time of termination for such coverage; and (v) continued life insurance for 2.5 years following the date of termination.

Under the employment agreements for each of Mr. Hale and Ms. Gibson, if the executive dies or becomes disabled (as defined under and covered by the Company disability plan), the executive (or their estate) would receive a lump sum payment equal to: (i) 1.5 times the executive’s annual salary and 1.5 times the target annual incentive; (ii) the pro-rated annual incentive opportunity for the year based on actual performance; (iii) 18 months of the COBRA premium in effect at the time of termination for such coverage; and (iv) continued life insurance for 1.5 years following the date of termination.

Long-Term Incentive Plan

If a NEO dies or becomes disabled, any equity awards issued under the Company’s Long-Term Incentive plan will become fully vested, and in the case of stock options, be exercisable until their expiration date.

Termination Due to Death or Disability	Mr. Lowe		Mr. NeCastro	Mr. Jablin		Mr. Hale	Ms. Gibson
	Death	Disability	Either	Death	Disability	Either	Either
Cash Severance	$4,248,750	$4,248,750	$1,530,000	$3,825,000	$3,825,000	$1,181,250	$1,125,000
Equity
Restricted Share Units(1)	13,224,532	13,224,532	12,813,825	6,694,615	6,694,615	1,203,259	1,287,077
Performance Based Restricted Share Units(2)	2,943,125	2,943,125	1,558,923	3,006,636	3,006,636	545,593	519,497
Unexercisable Options(3)	5,459,105	5,459,105	2,595,795	655,374	655,374	980,342	862,155

Sub-Total	21,626,762	21,626,762	16,968,543	10,356,625	10,356,625	2,729,194	2,668,729

Other Benefits
Health & Welfare(4)	18,085	987,478	22,260	17,000	17,000	16,053	23,289
Retirement(5)	0	0	0	0	979,351	0	0

Sub-Total	18,085	987,478	22,260	17,000	996,351	16,053	23,289

Total	$25,893,597	$26,862,990	$18,520,803	$14,198,625	$15,177,976	$3,926,497	$3,817,018

(1)	Represents the product of: (i) the number of restricted share or unit awards outstanding as of December 31, 2013, multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013).

(2)	Represents the target number of performance based restricted share unit awards granted in 2013. These will vest in full subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2013 over the exercise price.

(4)	Represents the premiums for continued medical and dental insurance coverage and with respect to Mr. Lowe, includes his executive disability benefit.

(5)	Represents for Mr. Jablin the additional pay and vesting service in the SERP for the time from the date of termination through the date he would have attained age 55 with at least 10 years of service.

Change in Control

Upon a change in control, all outstanding equity awards held by the NEOs will vest, with the options remaining exercisable for the remainder of the original terms. A change in control generally means (i) the acquisition of a majority of the Company’s common voting shares by someone other than a party to the Scripps Family Agreement; (ii) the disposition assets accounting for 90 percent or more of the Company’s revenues, unless the parties to the Scripps Family Agreement have a direct or indirect controlling interest in the acquiring entity, or (iii) with respect to Mr. Lowe only, a change in the membership of the Company’s board of directors, such that the current incumbents and their approved successors no longer constitute a majority.

Change in Control (Single Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Jablin	Mr. Hale	Ms. Gibson
Equity
Restricted Share Units(1)	$13,224,532	$12,813,825	$6,694,615	$1,203,259	$1,287,077
Performance Based Restricted Share Units(2)	2,943,125	1,558,923	3,006,636	545,593	519,497
Unexercisable Options(3)	5,459,105	2,595,795	655,374	980,342	862,155

Total	$21,626,762	$16,968,543	$10,356,625	$2,729,194	$2,668,729

(1)	Represents the product of (i) the number of restricted share or unit awards outstanding as of December 31, 2013 multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013).

(2)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2013 multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013).

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2013 over the exercise price.

Qualifying Termination Following a Change in Control

Senior Executive Change in Control Plan

Each NEO participates in the Senior Executive Change in Control Plan. Under this plan, if the executive’s employment is terminated by the Company other than for “cause,” death or disability or if the executive resigns for “good reason,” within two years after a “change in control,” then the Company or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Lowe, 2.5 times for Messrs. NeCastro and Jablin, 2.0 times for Mr. Hale and Ms. Gibson of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the greater of (i) target in the year of termination or (ii) the highest annual incentive earned in the prior three years.

•	Continued medical, dental, disability, life and accidental death insurance coverage for 36 months for Mr. Lowe, 30 months for Messrs. NeCastro and Jablin, and 24 months for Mr. Hale and Ms. Gibson.

•

A lump sum payment equal to the actuarial value of the additional benefits under the Company’s qualified and supplemental defined benefit plans and defined contribution plans the executive would have received if his/her age and years of service at the time of termination were increased by 3.0 years for Mr. Lowe, 2.5 years for Messrs. NeCastro and Jablin, and 2.0 years for Mr. Hale and Ms. Gibson (supplemental defined contribution plan only).

•	A tax gross-up for any excise taxes imposed on excess parachute payments.

Under the change in control plan, the terms “cause” generally includes a commission of a felony or an act that impairs the Company’s reputation; willful failure to perform duties; or breach of any material term, provision or condition of employment. The term “good reason” generally includes a reduction in compensation or duties; relocation outside of principal place of employment; or a material breach of the employment terms by the Company.

In addition to the benefits under the Executive Change in Control Plan, Mr. Lowe’s employment agreement provides that he is entitled to receive reasonable outplacement services for a period of 18 months as well as reimbursement for reasonable legal expenses (up to $75,000) if he is required to enforce the agreement in the event of a qualifying termination following a change in control.

In exchange for these benefits, the executives agree not to compete against the Company or its successors, or solicit their employees, customers, vendors or advertisers for a period of one year after termination.

Executive Annual Incentive Plan

Under the Executive Annual Incentive Plan, in the event that a participant’s employment terminates within one year of a change in control, the Company or its successor would be required to pay a lump sum amount to the participant equal to the target annual incentive opportunity for the performance period in which the termination occurs.

Change in Control (Double Trigger)	Mr. Lowe	Mr. NeCastro	Mr. Jablin	Mr. Hale	Ms. Gibson
Cash Severance	$9,326,127	$3,898,308	$3,780,520	$1,598,298	$1,470,993
Other Benefits
Health & Welfare(1)	48,132	46,936	19,299	23,305	33,036
Legal Expense	75,000	0	0	0	0
Outplacement	50,000	0	0	0	0
Tax Gross-Ups(2)	0	0	0	0	0
Retirement(3)	2,950,313	966,002	751,908	653,684	67,500

Sub-Total	3,123,445	1,012,938	771,207	676,989	100,536

Total(4)	$12,449,572	$4,911,246	$4,551,727	$2,275,287	$1,571,529

(1)	This amount represents premiums for continued medical, dental, vision, disability and life insurance.

(2)	Section 280G of the Internal Revenue Code applies if there is a change in control of the Company, compensation is paid to an NEO as a result of the change in control (“parachute payments”), and the present value of the parachute payments is 300 percent or more of the executive’s “base amount,” which equals his average W-2 income for the five-calendar-year period immediately preceding the change in control (e.g., 2008-2012 if the change in control occurs in 2013). If Section 280G applies, then the NEO is subject to an excise tax equal to 20 percent of the amount of the parachute payments in excess of his base amount (the “excess parachute payments”), in addition to income and employment taxes. Moreover, the Company is denied a federal income tax deduction for the excess parachute payments. The amounts in the tax gross-ups row reflect a tax gross-up for the excise and related taxes, as required under the terms of the arrangements described above. The amounts are merely estimates based on the following assumptions: (i) an excise tax rate of 20 percent and a combined federal, state and local income and employment tax rate of 41.95 percent for Messrs. Lowe, NeCastro, Jablin, and Hale and Ms. Gibson; and (ii) no amounts were allocated to the nonsolicitation or noncompetition covenants contained in the Executive Change in Control Pan.

(3)	Represents the actuarial present value of continued pension and defined contribution benefits, calculated using the pension plan’s provisions for a lump sum payment on January 1, 2013, including a 3.95% interest rate. The assumptions are included in the Annual Report on Form 10-K, except that (i) no pre-retirement decrements were assumed and (ii) a retirement age of 62 (the earliest age for unreduced retirement) was assumed. For Mr. Jablin, this amount represents the Defined Benefit (Pension and SERP) amounts for the time from the date of termination through the date he would have attained age 55 with at least 10 years of service.

(4)	These amounts are in addition to the payments and benefits described under the “Change in Control” caption, above.

Retirement

Messrs. Lowe, NeCastro and Hale are eligible for retirement as of December 31, 2013. Under each of their employment agreements, if they voluntarily terminate employment with the Company, all outstanding equity awards granted pursuant to their employment agreement will vest with the options remaining exercisable for the remainder of the original terms. Their performance-based restricted share units will be earned subject to actual performance results for the applicable period.

	Mr. Lowe	Mr. NeCastro	Mr. Hale
Termination Due to Retirement
Equity
Restricted Share Units(1)	$6,743,782	$3,353,054	$1,203,259
Performance Based Restricted Share Units(2)	2,943,125	1,558,923	545,593
Unexercisable Options(3)	5,459,105	2,595,795	980,342

Total	$15,146,012	$7,507,772	$2,729,194

(1)	Represents the product of: (i) the number of restricted share or unit awards outstanding as of December 31, 2013 that vest upon retirement, multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013).

(2)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2013 that vest upon retirement multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013). These are earned subject to actual performance results for the applicable period.

(3)	Represents for each option, the excess of the fair market value of the underlying shares on December 31, 2013, over the exercise price.

Actual Termination Payments made to Mr. Lansing

The following table sets forth information regarding the payments made to Mr. Lansing upon his separation from the company.

Mr. Lansing Termination Payments	Separation Payments & Benefits
Cash Severance(1)	$4,107,591
2013 Annual Incentive(2)	710,355
Equity
Restricted Share Units(3)	7,255,761
Performance-Based Restricted Share Units(4)	706,575

Sub-Total	7,962,336

Other Benefits
Health & Welfare(1)	28,615
Life Insurance(5)	98,222
Financial Planning(1)(6)	15,254

Sub-Total	142,091

Total	$12,922,373

(1)	Paid in a single lump sum within 20 calendar days after April 1, 2014.

(2)	Paid in a single lump sum at the same time that payments are made to other participants in the annual incentive plan.

(3)	Vested upon Mr. Lansing’s retirement and will be paid within 60 calendar days after April 1, 2014.

(4)	Represents the product of (i) the target number of performance-based restricted share unit awards outstanding as of December 31, 2013 multiplied by (ii) $86.41 per share (the closing market price of the Class A Common Shares on December 31, 2013). The performance period will end on December 31, 2014. Any earned shares will be paid to Mr. Lansing, without proration, within 70 calendar days after the end of the performance period.

(5)	Paid at retirement on Mr. Lansing’s behalf.

(6)	Paid in a single lump sum (grossed up for taxes) within 20 calendar days after April 1, 2014.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2013, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock units or other rights to acquire shares of the Company’s common stock may be granted from time to time.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	4,134,639	(2)	$44.95	(3)	4,514,657	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	4,134,639		$44.95		4,514,657

(1)	Includes the following plans: our 2008 Long-Term Incentive Plan, which encompasses the issuance of stock options, restricted shares, performance-based restricted share units, restricted stock units and employee stock purchase plan.

(2)	Includes an aggregate of 1,108,583 restricted stock units and performance-based restricted stock units.

(3)	Weighted average exercise price of outstanding options; excludes restricted stock units and performance-based restricted stock units.

(4)	Includes 315,825 shares reserved for future issuance of shares related to the Employee Stock Purchase Plan and 47,018 shares reserved for the 2008 Deferred Compensation and Stock Plan for Directors.

DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation earned in 2013 by our non-employee directors for services provided to the Company:

Director’s Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (2)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Gina Bianchini	100,500	75,013	77,543		253,056
John H. Burlingame	85,500	75,013	77,543	5,000	243,056
Michael Costa	107,500	75,013	77,543	5,000	265,056
David A. Galloway(1)	100,500	75,013	77,543	5,000	258,056
Jarl Mohn	95,500	75,013	77,543		248,056
Richelle Parham	102,500	75,013	77,543		255,056
Nicholas B. Paumgarten(1)	88,000	75,013	77,543		240,556
Mary Peirce	85,500	75,013	77,543		238,056
Jeffrey Sagansky	123,000	75,013	77,543	5,000	280,556
Nackey E. Scagliotti	85,500	75,013	77,543		238,056
Ronald W. Tysoe	130,500	75,013	77,543	2,500	285,556

(1)	Messrs. Galloway and Paumgarten deferred their 2013 fees into the company’s Deferred Compensation and Stock Plan for Directors.

(2)	Reflects the aggregate grant date fair value of the stock options and restricted share units granted our non-employee directors in 2013. The aggregate grant date fair value was determined in accordance with FASB ASC Topic 718. See Note 22 of the Consolidated Financial Statements contained in our Annual Report for an explanation of the assumptions made in valuing these awards. The following table reflects the number of Class A Common Shares subject to stock options held by the Company’s non-employee directors as of December 31, 2013.

(3)	Matching charitable contributions through Company’s matching gift program.

Name	Aggregate Number of Company Shares Underlying Stock Options Award (#)
Ms. Bianchini	8,933
Mr. Burlingame	45,881
Mr. Costa	33,029
Mr. Galloway	33,029
Mr. Mohn	33,029
Ms. Parham	8,933
Mr. Paumgarten	61,298
Ms. Peirce	33,029
Mr. Sagansky	8,933
Ms. Scagliotti	50,165
Mr. Tysoe	18,458

Description of Director Compensation Program

The Company’s director compensation program is designed to enhance its ability to attract and retain highly qualified directors and to align their interests with the long-term interests of its shareholders. The program includes a cash component, which is designed to compensate non-employee directors for their service on the board and an equity component, which is designed to align the interests of non-employee directors and shareholders. The Company also provides certain other benefits to non-employee directors, which are described below. Directors who are employees of the company receive no additional compensation for their service on the board.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $50,000. Committee chairs also receive an annual retainer as described in the table below. The retainers are paid in equal quarterly installments. Each non-employee director is also entitled to receive a fee for each board meeting and committee meeting attended, as follows:

Meeting Fees
Board per meeting fee	$2,500
Executive Committee per meeting fee	$2,000
Audit Committee per meeting fee	$2,500
Compensation Committee per meeting fee	$2,000
Nominating and Governance Committee per meeting fee	$2,000
Digital Advisory Committee annual fee	$10,000
Executive Committee annual chair fee	$3,000
Audit Committee annual chair fee	$20,000
Compensation Committee annual chair fee	$15,000
Nominating and Governance Committee annual chair fee	$10,000
Digital Advisory Committee annual chair fee	$15,000

Equity Compensation

Each non-employee director is entitled to receive a stock option grant with a target value of $75,000 and a restricted share unit grant with a target value of $75,000. The stock options are exercisable one year from the date of grant, but may be forfeited upon removal from the board of directors for cause. The restricted share unit awards are payable on the first anniversary of the date of grant, but may be forfeited upon removal from the board for cause.

Other Benefits

In addition to the above compensation, the Company’s matching gift program, matches, on a dollar-for-dollar basis up to $5,000 annually, charitable contributions made by non-employee directors to qualifying organizations. Additional matching contributions are made for disaster relief contributions. This program is also available to all of the Company’s employees.

Deferred Compensation and Stock Plan for Directors

A non-employee director may elect to defer payment of a designated percentage of the cash compensation received as a director under the Company’s Deferred Compensation and Stock Plan for Directors. The director may allocate the deferrals between a phantom stock account that credits earnings including dividends, based on Class A Common Shares, or to a fixed income account that credits interest based on the twelve month average of the 10-year treasury rate (as of November of each year), plus 1 percent. The deferred amounts (as adjusted for earnings, interest and losses) are paid to the director at the time he or she ceases to serve as a director or upon a date predetermined by the director, either in a lump sum or annual installments over a specified number of years (not to exceed 15) as elected by the director. Payments generally are made in the form of cash, except that the director may elect to receive all or a portion of the amounts credited to his or her phantom stock account in the form of Class A Common Shares.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the compensation committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

David A. Galloway, Chair

Gina L. Bianchini

John H. Burlingame

Jarl Mohn

Nackey E. Scagliotti

REPORT ON COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the compensation committee was a current or former employee of the Company. None of our executive officers served as a member of the compensation committee or a director of another company where such company’s executive officers served on our board of directors or compensation committee. Nackey E. Scagliotti, a member of the compensation committee, is a signatory to the Scripps Family Agreement. See “The Scripps Family Agreement.”

PROPOSAL 2

Advisory (Non-Binding) Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide the holders of Common Voting Shares with the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly referred to as a “say on pay” proposal, gives the holders of Common Voting Shares the opportunity to express their views on the compensation of our named executive officers. At our annual meeting of shareholders in 2011, the holders of the Common Voting Shares determined that this proposal should be considered every three years.

The key elements of the Company’s executive compensation program are base salary, annual incentives, long-term incentives consisting of stock options and performance-based restricted share units, and retirement benefits. Individual performance, experience, and scope of responsibilities were considered by the compensation committee in determining the base salary for NEOs. The annual incentive payout for the NEOs is based on the extent to which certain pre-established performance goals are achieved during the year, which is consistent with the Company’s pay for performance philosophy and is also “at risk” because the Company must achieve certain performance goals established by the compensation committee for the NEOs to receive an annual incentive payout. Under the Company’s long-term incentive program, the NEOs were granted equity awards as recommended by the CEO and approved by the compensation committee. The compensation committee approved the 2013 target value of the equity award as a percent of base salary for each NEO based on each NEO’s position and level of responsibility. Decisions regarding long-term incentive grants were made based on role and competitive market data to reward value creation and meet retention objectives. The compensation committee determined that, to ensure internal equity among the NEOs, that the long-term incentive award should increase as the executive’s level of responsibility and authority in the Company increased.

We are asking the holders of Common Voting Shares to indicate their support for the compensation of our named executive officers as disclosed in this proxy statement by voting “FOR” the following resolution:

RESOLVED, that holders of the Common Voting Shares of the Company approve, on an advisory (non-binding) basis, the compensation of the named executive officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the proxy statement for the 2014 annual meeting of shareholders.

The affirmative vote of a majority of the Common Voting Shares present and entitled to vote at the annual meeting is required to approve the advisory vote on executive compensation.

Because your vote is advisory, it will not be binding on the board of directors, the compensation committee or the Company. The compensation committee, however, will review the voting results and will take them into consideration when making future decisions regarding the compensation of our named executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

REPORT ON RELATED PARTY TRANSACTIONS

Related Party Transactions

There were no related party transactions in fiscal year 2013. Under its charter, the audit committee of the board of directors is responsible for reviewing any proposed related party transaction. The audit committee has approved a “Statement of Policy With Respect to Related Party Transactions” which recognizes that related party transactions can present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof). This policy defines a “related party,” requires that management present to the audit committee for its approval any related party transaction, and defines disclosure procedures.

INDEPENDENT AUDITORS

The audit committee of the board of directors appointed Deloitte & Touche LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2013. It is expected that Deloitte & Touche LLP will continue as the independent registered public accountants for the Company for the fiscal year ending December 31, 2014. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if he or she desires.

Independence of the External Auditors.    The committee has established a pre-approval policy and procedures for audit, audit-related and tax services that can be performed by the independent auditors without specific authorization from the committee subject to certain restrictions. The policy sets out the specific services pre-approved by the committee and the applicable limitations, while ensuring the independence of the independent auditors to audit the Company’s financial statements is not impaired.

Service Fees Paid to the Independent Registered Public Accounting Firm.    The following table sets forth fees for all professional services rendered by Deloitte & Touche LLP to the Company for the years ended December 31, 2013 and 2012.

	2013	2012
Audit fees(1)	$1,585,000	$1,588,000
Audit-related fees(2)	270,000	300,000
Tax Fees(3)	110,000	46,000

Total Fees	$1,965,000	$1,934,000

(1)	Audit fees include the audit of the parent company and certain subsidiary companies, quarterly reviews and accounting consultations.
(2)	Audit-related fees include fees for audits of employee benefit plans, due diligence assistance, audits in connection with dispositions, and other attestations by Deloitte & Touche LLP, including those that are required by statute or regulation.
(3)	Tax fees include fees for tax compliance and consultation.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended December 31, 2013. The audit committee has also discussed with Deloitte & Touche LLP all matters required by generally accepted auditing standards to be discussed. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable regulations of the Public Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee, and discussed with Deloitte & Touche LLP the independent public accountant’s independence, and has concluded that Deloitte & Touche LLP is independent.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Ronald W. Tysoe, Chair

Michael R. Costa

Richelle P. Parham

Jeffrey Sagansky

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers, and owners of more than 10 percent of the Company’s Class A Common Shares (“10 percent shareholders”), to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Class A Common Shares and other equity securities of the Company. Officers, directors and 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to its officers, directors and 10 percent shareholders were complied with, except for one late filing by each of the following 10 percent shareholders—Estate of Robert P. Scripps, Paul K. Scripps and Kathy Scripps.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Any shareholder proposals intended to be presented at the Company’s 2015 Annual Meeting of Shareholders must be received by the Company at 9721 Sherrill Blvd., Knoxville, Tennessee 37932, on or before December 4, 2014, for inclusion in the Company’s proxy statement and form of proxy relating to the 2015 Annual Meeting of Shareholders. Shareholder proposals may be presented only by holders of Common Voting Shares, the only class of shares entitled to vote on such proposals.

If a shareholder intends to raise a proposal at the Company’s 2015 annual meeting that he or she does not seek to have included in the Company’s proxy statement, the shareholder must notify the Company of the proposal on or before February 17, 2015. If the shareholder fails to notify the Company, the Company’s proxies will be permitted to use their discretionary voting authority with respect to such proposal when and if it is raised at such annual meeting, whether or not there is any discussion of such proposal in the 2015 proxy statement.

OTHER MATTERS

The solicitation of proxies is made by and on behalf of the board of directors. The cost of the solicitation will be borne by the Company. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s Class A Common Shares.

If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The board of directors does not know of any other matters which will be presented for action at the meeting.

By order of the board of directors,

CYNTHIA L. GIBSON

Executive Vice President,

Chief Legal Officer and Corporate Secretary

April 3, 2014

SCRIPPS NETWORKS INTERACTIVE, INC. 9721 SHERRILL BLVD. KNOXVILLE, TN 37932

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69897-P51067                    KEEP THIS PORTION FOR YOUR RECORDS

         DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCRIPPS NETWORKS INTERACTIVE, INC.				For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
				All	All	Except
The Board of Directors recommends a vote FOR all the nominees listed.
1.	To vote for the following nominees for election as directors:			☐	☐	☐
Nominees:
	01)	Gina L. Bianchini	05) Richelle P. Parham
	02)	Michael R. Costa	06) Mary McCabe Peirce
	03)	David A. Galloway	07) Nackey E. Scagliotti
	04)	Kenneth W. Lowe	08) Wesley W. Scripps

The Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers.								For	Against	Abstain

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers.							☐	☐	☐

3.	To transact such other business as may properly come before the meeting.

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Signature [PLEASE SIGN WITHIN BOX]				Date		Signature (Joint Owners)		Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting

of Shareholders:

The Proxy Statement and the 2013 Annual Report to Shareholders are available at www.proxyvote.com.

M69898-P51067

PROXY FOR COMMON VOTING SHARES — SCRIPPS NETWORKS INTERACTIVE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and CYNTHIA L. GIBSON and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 13, 2014, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Common Voting shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified on the reverse side.

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR approval of Item 2.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 3, 2014 is hereby acknowledged.

(Continued, and to be signed, on the other side.)

SCRIPPS NETWORKS INTERACTIVE, INC. 9721 SHERRILL BLVD. KNOXVILLE, TN 37932

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M69899-P51067                    KEEP THIS PORTION FOR YOUR RECORDS

         DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCRIPPS NETWORKS INTERACTIVE, INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends a vote FOR all the nominees listed.
1.	To vote for the following nominees for election as directors:		☐	☐	☐
Nominees:
	01)	Jarl Mohn
	02)	Nicholas B. Paumgarten
	03)	Jeffrey Sagansky
	04)	Ronald W. Tysoe

2.	To transact such other business as may properly come before the meeting.

Please sign exactly as your name appears hereon, indicating, where proper, official position or representative capacity. When signing as Attorney, Executor, Administrator, Trustee, etc., give full title as such.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting

of Shareholders:

The Proxy Statement and the 2013 Annual Report to Shareholders are available at www.proxyvote.com.

M69900-P51067

PROXY FOR CLASS A COMMON SHARES — SCRIPPS NETWORKS INTERACTIVE, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned hereby appoints KENNETH W. LOWE, JOSEPH G. NECASTRO and CYNTHIA L. GIBSON and each of them, as the undersigned’s proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Scripps Networks Interactive, Inc., to be held at the Company’s Knoxville headquarters, 9721 Sherrill Blvd., Knoxville, Tennessee, on Tuesday, May 13, 2014, at 4:00 p.m., local time, and any adjournment or adjournments thereof, and to vote thereat the number of Class A Common shares which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as specified on the reverse side.

The proxies will vote as specified on the reverse, or if a choice is not specified, they will vote FOR the nominees listed in Item 1.

Receipt of the Notice of Meeting of Shareholders and related Proxy Statement dated April 3, 2014 is hereby acknowledged.

(Continued, and to be signed, on the other side.)